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As filed with the Securities and Exchange Commission on February 6, 2007

File No. 333-136097

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
To
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TALIERA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	6770	20-5068748
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

250 East 96th Street, Suite 415
Indianapolis, Indiana 46240
(317) 496-6660
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

J. Smoke Wallin
250 East 96th Street, Suite 415
Indianapolis, Indiana 46240
(317) 496-6660
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Joseph E. DeGroff, Esq. Ice Miller LLP One American Square Suite 3100 Indianapolis, Indiana 46282-0200 (317) 236-2100 (317) 592-4637—Facsimile	David Alan Miller, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881—Facsimile

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus
Subject to Completion, February 6, 2007

PROSPECTUS

        $60,000,000

TALIERA CORPORATION
7,500,000 units

        Taliera Corporation is a newly formed blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Our efforts to identify a prospective target business will not be limited to a particular industry, although we intend to focus our search for target businesses operating in the global beverage alcohol industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

        This is an initial public offering of our securities. Each unit that we are offering has a price of $8.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00 per share. Each warrant will become exercisable on the later of our completion of a business combination and                         , 2008 [one year from the date of this prospectus], and will expire on                        , 2011 [four years from the date of this prospectus], or earlier upon redemption.

        Taliera Holdings, LLC (an Indiana limited liability company owned by certain of our officers and directors and other investors) has committed to purchase from us 1,416,667 warrants at $1.20 per warrant (for an aggregate purchase price of $1,700,000). This purchase will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from the purchase will be placed in the trust fund described below. The "insider warrants" to be purchased will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants may be exercisable on a cashless basis so long as they are held by Taliera Holdings or its affiliates. Taliera Holdings has agreed that the insider warrants will not be sold or transferred by it until after we have completed a business combination.

        We have granted Morgan Joseph & Co. Inc., the representative of the underwriters for this offering, a 45-day option to purchase up to 1,125,000 units (over and above the 7,500,000 units referred to above) solely to cover over-allotments, if any. The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Morgan Joseph & Co., for $100, as additional compensation, an option to purchase up to a total of 550,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

        There is presently no public market for our units, common stock or warrants. We applied to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol TLE.U on or promptly after the date of this prospectus. Assuming that the units are listed on the American Stock Exchange, once the securities comprising the units begin separate trading, the common stock and warrants will be listed on the American Stock Exchange under the symbols TLE and TLE.WS, respectively. We cannot assure you that our securities will be listed or will continue to be listed on the American Stock Exchange.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 12 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions(1)	Proceeds, before expenses, to us
Per unit	$8.00	$0.56	$7.44
Total	$60,000,000	$4,200,000	$55,800,000

(1)
Of the underwriting discount and commissions, $1,200,000 ($0.16 per unit) is being deferred by the underwriters and will not be payable by us to the underwriters unless and until we consummate a business combination.

        $56,500,000 of the net proceeds of this offering (including $1,200,000 of underwriting discounts and commissions payable to the underwriters in this offering which is being deferred by them until we consummate a business combination), plus the additional aggregate $1,700,000 we will receive from the purchase of the insider warrants being made by Taliera Holdings simultaneously with the consummation of this offering, for an aggregate of $58,200,000 (or $7.76 per share sold to the public in this offering), will be deposited into a trust account at Smith Barney, a division of Citigroup Global Markets, Inc., maintained by Continental Stock Transfer & Trust Company acting as trustee.

        We are offering the units for sale on a firm-commitment basis. Morgan Joseph & Co. Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                        , 2007.

       GUNNALLEN FINANCIAL       LEGEND MERCHANT GROUP, INC.

                        , 2007

PROSPECTUS SUMMARY

        This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

  •
  references to "we," "us" or "our company" refer to Taliera Corporation;

  •
  "initial shares" refers to the 1,818,750 shares of common stock that our initial stockholder, Taliera Holdings, LLC, originally purchased from us for $25,000 in June 2006 and the 56,250 shares of restricted stock granted to our independent directors in July and October 2006 for a total of 1,875,000 shares of common stock;

  •
  "insider warrants" refers to the 1,416,667 warrants we are selling privately to Taliera Holdings, LLC upon consummation of this offering;

  •
  the term "public stockholders" means the holders of the shares of common stock which are being sold as part of the units in this public offering, including any of our existing stockholders to the extent that they purchase such shares, whether included in our units or separately; and

  •
  the information in this prospectus assumes that the representative of the underwriters has not exercised its over-allotment option, unless specifically noted otherwise.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

The Company

        We are a blank check company organized under the laws of the State of Delaware on June 28, 2006. We were formed with the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. To date, our efforts have been limited to organizational activities. Our efforts to identify a prospective target business will not be limited to a particular industry, although we intend to focus our search for target businesses operating in the global beverage alcohol industry.

        We believe that companies involved in this industry represent attractive acquisition targets for a number of reasons, including potentially attractive valuations, the large number of middle market acquisition candidates and a favorable economic and regulatory environment. Furthermore, we intend to leverage the industry experience of our executive officers, who have been associated with leading providers of many products in the beverage alcohol industry, in identifying a prospective target business. Notwithstanding the forgoing, we are not limited to this particular industry and may seek to effect a business combination with a company outside of our initial area of focus.

        We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

        Our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account, less our liabilities) at the time of such acquisition, although this may entail simultaneous acquisitions of several operating businesses. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the operations and services or products of the acquired companies in a single operating business.

        The target business that we acquire may have a fair market value substantially in excess of 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so.

        Our principal executive offices are located at 250 East 96th Street, Suite 415, Indianapolis, IN 46240 and our telephone number is (317) 574-6400.

The Offering

Securities offered	7,500,000 units, at $8.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless Morgan Joseph & Co. determines that an earlier date is acceptable (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will Morgan Joseph & Co. allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Morgan Joseph & Co. has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.
Securities to be sold privately to insiders simultaneously with the consummation of this offering
Taliera Holdings (which is owned by certain of our officers and directors and other investors) has agreed to purchase an aggregate of 1,416,667 insider warrants at a price of $1.20 per warrant (for an aggregate purchase price of $1,700,000). This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The purchase of insider warrants is mandatory and only conditional on completion of the offering. Taliera Holdings also may not obtain a refund of the purchase price of the insider warrants. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption as described below, the insider warrants may be exercisable on a cashless basis so long as such warrants are held by these purchasers or their affiliates. Additionally, Taliera Holdings has agreed that the insider warrants will not be sold or transferred by it until after we have completed a business combination.

Limited Recourse Line of Credit
Taliera Holdings has agreed to provide us with a limited recourse revolving line of credit under which we may have up to $1,000,000 of outstanding borrowings at any time. The revolving line of credit terminates upon the earlier of the completion of a business combination, or our liquidation. The revolving line of credit bears interest at the rate of 8% per annum. Other than certain expenses directly related to the offering, principal and interest owed by us under the line of credit will be payable only if we consummate a business combination.
Common stock:
Number outstanding before this offering	1,875,000 shares
Number to be outstanding after this offering	9,375,000 shares
Warrants:
Number outstanding before this offering	0 warrants
Number to be sold to insiders	1,416,667 warrants
Number to be outstanding after this offering and sale to insiders	8,916,667 warrants
Exercisability	Each warrant is exercisable for one share of common stock
Exercise price	$6.00
Exercise period	The warrants will become exercisable on the later of:
• the completion of a business combination with a target business, and
• [ ], 2008 [one year from the date of this prospectus].
The warrants will expire at 5:00 p.m., New York City time, on [ ], 2011 [four years from the date of this prospectus] or earlier upon redemption.
Redemption	We may redeem the outstanding warrants (including any of the insider warrants and any outstanding warrants issued upon exercise of the unit purchase option issued to Morgan Joseph & Co.):
• in whole and not in part,
•
at a price of $.01 per warrant at any time while the warrants are exercisable (which will occur only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current),
• upon a minimum of 30 days' prior written notice of redemption, and

•
if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

Any redemption is at our discretion. For this reason, the redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

If we call the warrants for redemption, Taliera Holdings will be entitled to exercise its insider warrants for cash or on a "cashless basis." In such event, Taliera Holdings would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. As a result, our officers and directors who are also members of Taliera Holdings may have a conflict of interest in determining when to call the warrants for redemption as they would potentially be able to avoid any negative price pressure on the price of the warrants and common stock due to the redemption through a cashless exercise.
Proposed American Stock Exchange symbols for our:
Units	TLE.U
Common stock	TLE
Warrants	TLE.WS

Offering proceeds to be held in trust
$56,500,000 of the proceeds of this offering plus the $1,700,000 we will receive from the sale of the insider warrants (for an aggregate of $58,200,000 or $7.76 per share sold to the public in this offering) will be placed in a trust account at Smith Barney, a division of Citigroup Global Markets, Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. This amount includes $1,200,000 of underwriting discounts and commissions payable to the underwriters in the offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination. Except as set forth below, these proceeds will not be released until the earlier of the completion of a business combination or our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. Notwithstanding the foregoing, there can be released to us from the trust account interest earned on the funds in the trust account any amounts we may need to pay our income tax obligations and up to an aggregate of $750,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements (but only if the $1.0 million line of credit from Taliera Holdings is fully drawn). Assuming an interest rate of % and an effective tax rate of %, approximately $ of interest income would be available to us to pay our income tax obligations and to fund any necessary working capital requirements during the 24 month period following the date of this prospectus. With this exception, expenses incurred by us may be paid prior to a business combination only from the funds we draw down from our revolving line of credit.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Limited payments to insiders
There will be no fees or other cash payments paid to Taliera Holdings, our officers, our directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination other than:
•
repayment at the closing of this offering of that portion of $180,000, plus any accrued interest, which was advanced by Taliera Holdings under the line of credit directly relating to offering expenses;
•
payment of $7,500 per month to eSkye Solutions, Inc., an affiliate of S.K. Johnston III, our chairman of the board, and J. Smoke Wallin, our chief executive officer, chief financial officer, secretary and director, for office space and related services; and

• reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.
Certificate of Incorporation
As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. We view these provisions, which are contained in Article Seventh of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until , 2009 [twenty four months from the date of this prospectus]. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate life by , 2009 [twenty four months from the date of this prospectus] as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

Stockholders must approve business combination
Pursuant to our amended and restated certificate of incorporation, we will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our certificate of incorporation. In connection with the vote required for any business combination, Taliera Holdings has agreed to vote the shares of common stock owned by it immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights described below. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which approximately 19.99% of the public stockholders may exercise their conversion rights and the business combination will still go forward.
Conversion rights for stockholders voting to reject a business combination
Pursuant to our amended and restated certificate of incorporation, public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account, estimated to be $7.76 per share plus any interest earned on their portion of the trust account but less the interest that may be released to us as described above to pay any of our tax obligations, if the business combination is approved and completed. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. Taliera Holdings will not have such conversion rights with respect to any shares of common stock owned by it, directly or indirectly, whether included in its initial shares or purchased by it in this offering or in the aftermarket. Our officers and directors will not have such conversion rights with respect to any shares of common stock purchased by them in this offering or in the aftermarket. Public stockholders who convert their stock into their share of the trust fund will continue to have the right to exercise any warrants they may hold.

Investors in this offering who do not sell, or who receive less than $0.24 of net sales proceeds for, the warrant included in the units, and persons who purchase common stock in the aftermarket at a price in excess of $7.76 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Liquidation if no business combination
As described above, if we have not consummated a business combination by , 2009 [twenty four months from the date of this prospectus], our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders the amount in our trust account (including any accrued interest) plus any remaining net assets. At that time, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan of liquidation that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Certain of our officers and directors have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that they will be able to satisfy those obligations, if they are required to do so. As a result, we cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than $7.76, plus interest then held in the trust fund.

We anticipate the distribution of the funds in the trust account to our public stockholders will occur within 10 business days from the date our corporate existence ceases. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. We will pay the costs of liquidation (currently anticipated to be no more than $15,000) from the $1,000,000 line of credit being provided to us by Taliera Holdings.

Escrow of existing stockholders' shares
On the date of this prospectus, all of our initial shares shall be placed into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), these shares will not be transferable during the escrow period and will not be released from escrow until one year after the consummation of a business combination or earlier if, following a business combination, we engage in a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities.

Risks

        In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company. In addition, this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 12 of this prospectus.

SUMMARY FINANCIAL DATA

        The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	December 31, 2006 (unaudited)
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(319,646)	$56,977,346
Total assets	$308,853	$56,977,346
Total liabilities	$331,507	$—
Value of common stock which may be converted to cash	$—	$11,394,300
Stockholders' equity (deficiency)	$(22,654)	$45,583,046

(1)
Includes $1,700,000 that we will receive from the sale of the insider warrants to Taliera Holdings. Additionally, if a business combination is consummated, public stockholders who voted against the business combination and exercised their conversion rights would be entitled to receive approximately $7.76 per share (plus any accrued interest), which amount represents $7.60 per share from the proceeds of this offering and the private placement and $0.16 per unit of deferred underwriting discounts and commissions which the underwriters have agreed to forfeit to pay converting stockholders.

        The "as adjusted" information gives effect to the sale of the units we are offering by this prospectus and the insider warrants, including the application of the related gross proceeds and the payment of the estimated remaining costs of this public offering and the repayment of the accrued and other liabilities required to be repaid.

        The working capital and total assets amounts include $57,000,000 of the amount to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The total amount to be placed in trust includes an additional $1,200,000 ($0.16 per unit) of deferred underwriting discounts and commissions payable to the underwriters in the offering only if we consummate a business combination. If a business combination is not so consummated, the trust account, and all accrued interest earned thereon less (i) up to $750,000 that may be released to us to fund our working capital requirements, after we have fully drawn our $1.0 million line of credit from Taliera Holdings, and (ii) any amounts released to us to pay our income and other tax obligations, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

        We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurs, we would be required to convert to cash up to approximately 19.99% of the 7,500,000 shares sold in this offering, or 1,499,250 shares of common stock, at an initial per-share conversion price of $7.76 (for a total of $11,634,180), without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to:

  •
  the amount in the trust account, including all accrued interest after distribution of interest income on the trust account balance to us as described above, as of two business days prior to the proposed consummation of the business combination,

  •
  divided by the number of shares of common stock sold in the offering.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent all of the material risks relating to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units.

Risks associated with our business and this offering

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

        We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

You will not be entitled to protections normally afforded to investors of blank check companies.

        Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a "blank check" company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

        Since August 2003, based upon publicly available information, approximately 78 similarly structured blank check companies have completed initial public offerings in the United States. Of these companies, only 16 companies have consummated a business combination, while 24 other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination, and 4 companies have failed to complete business combinations and have either dissolved or are expected to return trust proceeds to their stockholders. Accordingly, there are approximately 34 blank check companies with more than $2.9 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods.

We will depend on the funds available to us under our line of credit to fund our search for a target business or businesses and to complete our initial business combination.

        We will not be able to use any of the net proceeds of this offering to fund our working capital requirements. Instead, we will rely on funds from our line of credit being made available to us by Taliera Holdings. Although we believe, based on the represented net worth and liquidity of Taliera Holdings and of those providing funding to Taliera Holdings, that such funds will be available to us at any time we need them, we cannot assure you that this will actually be the case. If such funds are not readily available for our use, we would need to borrow funds from other sources, which might be difficult to do without any security for their repayment. If we cannot borrow funds from other sources, we will be forced to liquidate.

We may not be able to consummate an initial business combination within the required time frame, in which case we would be forced to liquidate.

        We must complete an initial business combination with a fair market value of at least 80% of our net assets at the time of the business combination within 24 months from the date of this prospectus. If we fail to consummate an initial business combination within the required time frame, we will be forced to liquidate our assets. We view this obligation to liquidate as an obligation to our public stockholders and neither we nor our board of directors will take any action to amend or waive any provision of our amended and restated certificate of incorporation to allow us to survive for a longer period of time if it does not appear we will be able to consummate a business combination within the foregoing time period. Upon liquidation, we will distribute to all of our public stockholders, in proportion to their respective equity interest, an aggregate sum equal to the amount in the trust account, inclusive of any interest net of any taxes payable. Taliera Holdings and all other existing stockholders have waived their rights to participate in any liquidation with respect to their initial shares. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of our liquidation of the trust account from our remaining assets outside of the trust fund. Concurrently, we shall pay, or reserve for payment, our liabilities and obligations from funds provided by Taliera Holdings under our line of credit, although we cannot assure you that there will be sufficient funds for such purpose.

        We may not be able to find a suitable target within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of an initial business combination and we have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with any of the foregoing with respect to effecting a business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable target, although we may do so following the offering.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

        We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Because only 13 of the 72 blank check companies that have gone public in the United States since August 2003 have consummated a business combination, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders will receive less than $8.00 per share and our warrants will expire worthless.

        If we are unable to complete a business combination within 24 months from the date of this prospectus and are forced to liquidate our assets, investors who did not sell their warrant included in the unit offered by this prospectus will lose money on their initial investment as the per-share liquidation distribution will be less than $8.00 because of the expenses of this offering. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend in part on interest earned on the trust account to fund our search, to pay our tax obligations and to complete our initial business combination.

        Of the net proceeds of this offering, $1,000,000 will be available to us via a revolving line of credit offered by Taliera Holdings. Once the line of credit is fully drawn, we may also depend on interest being earned on the proceeds held in the trust account, up to an aggregate of $750,000, to provide us with additional working capital needed to identify target businesses and to complete our initial business combination. While we are entitled to have released to us for such purposes the aforementioned interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial stockholders to operate or may be forced to liquidate. Our initial stockholders are under no obligation to advance funds in such circumstances.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

        Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than $7.76 per share.

        Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. Nor is there any guarantee that a court would uphold the validity of such agreements. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Messrs. Johnston, Wallin and Hammond have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Because we will seek to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of Messrs. Johnston, Wallin and Hammond having any such obligations is minimal. Notwithstanding the foregoing, we have questioned such individuals on their financial net worth and reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that they will be able to satisfy those obligations. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. We cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than $7.76 plus interest then held in the trust fund, due to such claims.

        Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.76 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

        Our amended and restated certificate of incorporation provides that we will continue in existence only until twenty four months from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection thereto, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan of liquidation and distribution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. We cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

        Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders in our dissolution could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our liquidation. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after                         , 2009 [twenty-four months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

        Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

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  prior to the consummation of a business combination, we will submit such business combination to our stockholders for approval;

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  we may consummate the business combination if approved by a majority of the shares of common stock voted by the public stockholders and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

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  if a business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account; and

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  if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will liquidate the trust account and distribute to all of our public stockholders their pro rata share of the trust account.

        Our amended and restated certificate of incorporation requires that we obtain unanimous consent of our stockholders to amend the above-described provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders' implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these provisions.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

        We will have no obligation to settle warrants for cash or otherwise net cash settle any warrant exercise and have no obligation to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrant is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to cash settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

        No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of a business combination), we expect to either continue to be listed on the American Stock Exchange (or become listed on another national securities exchange which would provide an exemption from registration in every state), or we would register the warrants in every state (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Since we are not limited to any particular industry and have not yet selected a particular target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

        Although we initially intend to focus our search on target businesses in the global beverage alcohol industry, we are not restricted to this industry and may consummate a business combination with a company in any industry we choose. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We may acquire a target business located outside of the U.S. which may subject us to additional risks that could have an adverse effect on our business operations and financial results subsequent to a business combination.

        Acquiring and operating a foreign target may involve additional risks, including changes in trade protection and investment laws, policies and measures, and other regulatory requirements affecting foreign trade and investment, social, political, labor, or economic conditions in a specific country or region; and difficulties in staffing and managing foreign operations. In addition, significant fluctuations in exchange rates between the U.S. dollar and foreign currencies may adversely affect the price of acquiring a foreign business and, subsequent to acquisition, our future net revenues. These types of risks may impede our ability to successfully consummate a business combination with a targeted business located outside of the U.S. and may impair our financial results and operations if we consummate such a business combination.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than is typically the case in the pricing of securities and the determination of aggregate proceeds for an operating company in a particular industry.

        Prior to this offering there has been no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the products of a negotiation between the underwriters and us. The determination of our per unit offering price and aggregate proceeds was more arbitrary than is typically the case in the pricing of securities for an operating company in a particular industry. In addition, because we have neither identified nor been provided with the identity of any potential target businesses, management's assessment of the financial requirements necessary to complete a business combination is also arbitrary. If management's assessments prove to be inaccurate, then we may not have sufficient funds to operate and consummate a business combination, in which case we may be forced to liquidate.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

        Our amended and restated certificate of incorporation authorizes the issuance of up to 22,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the over-allotment option), there will be 2,608,333 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants and the unit purchase option granted to the underwriter) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we are likely to issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

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  may significantly reduce the equity interest of investors in this offering;

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  may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

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  will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

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  may adversely affect prevailing market prices for our common stock.

        However, the issuance of additional securities will not reduce the per share conversion price as we are not permitted to issue any additional securities that may share in the funds held in the trust account.

        Similarly, if we issue debt securities, it could result in:

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  default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

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  acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

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  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

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  our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination.

        Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel such as Messrs. Wallin and Hammond may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous to us.

        Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

None of our officers or directors has ever been a principal of, or affiliated with, a blank check company.

        None of our officers or directors has served as an officer or director of, or been affiliated with, a blank check company. Accordingly, you may not be able to adequately evaluate our officers' and directors' ability to consummate successfully a business combination using a blank check company such as us, which may have disadvantages compared to competitors which are not blank check companies. Additionally, our management's lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and could result in our having to liquidate our trust account as part of our liquidation. If we are forced to liquidate prior to consummating a business combination, our public stockholders will receive less than the amount they paid for our securities.

Our officers and directors may not have significant experience or knowledge of the industry of the target.

        If we decide to complete a business combination with a target that operates in a field outside of the realm of experience of our officers and directors, we cannot assure you that our officers and directors will have gained enough experience or have sufficient knowledge relating to the industry of the target to make an appropriate business combination decision.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

        Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers' and directors' other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

        Our officers and directors may in the future become affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us, potentially depriving us of an attractive business combination.

Through Taliera Holdings, all of our officers and directors (except for Messrs. Frost, Cheek and Todd) indirectly own shares of our common stock issued prior to this offering and will indirectly own warrants after this offering. These securities will not participate in liquidation distributions. Additionally, Taliera Holdings will be lending us the funds necessary for our operating expenses, which funds will not be repaid unless we complete a business combination. Therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

        All of our officers and directors (except for Messrs. Frost, Cheek and Todd) indirectly own shares of our common stock that were issued prior to this offering through Taliera Holdings, of which they are members. Taliera Holdings is also purchasing insider warrants upon consummation of this offering. Taliera Holdings has waived its right to receive distributions with respect to the initial shares upon our liquidation if we are unable to consummate a business combination. The shares acquired by Taliera Holdings prior to this offering, as well as the insider warrants, and any warrants purchased by Taliera Holdings or our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate a business combination. Furthermore, the funds borrowed by us under the line of credit being provided by Taliera Holdings will not be repaid unless and until we consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors' and officers' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest. We have taken the following actions, among others, to minimize potential conflicts of interest which may arise from multiple corporate affiliations: (i) each of our officers has agreed to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law; (ii) Taliera Holdings has agreed to vote the shares of common stock which it owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering; and (iii) we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors' ability to make transactions in our securities and subject us to additional trading restrictions.

        We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

        If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

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  a limited availability of market quotations for our securities;

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  a determination that our common stock is a "penny stock" which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

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  a limited amount of news and analyst coverage for our company; and

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  a decreased ability to issue additional securities or obtain additional financing in the future.

After our business combination, we will be solely dependent on a single business and a limited number of products or services.

        Our business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition, although this may entail the simultaneous acquisitions of several operating businesses at the same time. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

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  solely dependent upon the performance of a single business, or

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  dependent upon the development or market acceptance of a single or limited number of products, processes or services.

        Alternatively, if our business combination entails the simultaneous acquisitions of several operating businesses at the same time from different sellers, we would face additional risks, including difficulties and expenses incurred in connection with the subsequent integration of the operations and services or products of the acquired companies into a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

        When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We may not obtain an opinion from an unaffiliated third party as to the fair market value of the target acquisition or that the price we are paying for the business is fair to our stockholders.

        We are not required to obtain an opinion from an unaffiliated third party that either the target acquisition we select has a fair market value in excess of at least 80% of our net assets (excluding the contingent underwriting discount) or that the price we are paying is fair to our stockholders, unless the target is affiliated with our officers or directors. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, whose collective experience in business evaluations for blank check companies like ours is not significant.

Indirectly through Taliera Holdings our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

        Upon consummation of our offering, our directors and officers will directly or indirectly own 20% of our issued and outstanding shares of common stock (assuming that neither Taliera Holdings nor individual officers and directors purchase any units in this offering). In connection with the vote required for any initial business combination, Taliera Holdings, the holder of substantially all of our outstanding shares of common stock prior to this offering, and our officers and directors have agreed to vote all shares of common stock owned them, whether acquired prior to this offering or in this offering or afterward, in accordance with the majority of the shares of common stock voted by the public stockholders.

        In connection with a vote for any matters other than an initial business combination, Taliera Holdings and our independent directors, will vote all of their shares in any manner they determine, in their sole discretion.

        Our board of directors is divided into two classes, each of which will generally serve for a term of two with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, only two members of the board of directors will be considered for election and Taliera Holdings (and, indirectly, our current officers and directors) because of its ownership position, will have considerable influence regarding the outcome. Accordingly, Taliera Holdings (and, indirectly, our current officers and directors) will continue to exert control at least until the consummation of a business combination.

Taliera Holdings paid an aggregate of $25,000, or approximately $0.014 per share, for its portion of the initial shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

        The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Taliera Holdings acquired its initial shares of common stock at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 28% or $2.21 per share (the difference between the pro forma net tangible book value per share of $5.79 after the offering and the initial offering price of $8.00 per unit).

Our outstanding warrants and option may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

        We will be issuing warrants to purchase 7,500,000 shares of common stock as part of the units offered by this prospectus and the insider warrants to purchase 1,416,667 shares of common stock. We will also issue an option to purchase 550,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 550,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.

If Taliera Holdings or Morgan Joseph & Co. exercises its registration rights with respect to its initial shares, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

        Taliera Holdings is entitled to make a demand that we register the resale of its initial shares at any time commencing three months prior to the date on which their shares are released from escrow. If Taliera Holdings exercises its registration rights with respect to all of its initial shares, then there will be an additional 1,818,750 shares of common stock eligible for trading in the public market. In addition, Morgan Joseph & Co., the representative of the underwriters, is entitled to demand that we register the resale of the securities underlying its unit purchase option. If Morgan Joseph & Co. exercises its registration rights with respect to the shares of common stock issuable upon exercise of its purchase option and the warrants issuable under the purchase option, there will be an additional 1,100,000 shares of common stock, assuming exercise of the warrants held by Morgan Joseph & Co., eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

        If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

  •
  restrictions on the nature of our investments; and

  •
  restrictions on the issuance of securities.

        In addition, we may have imposed upon us certain burdensome requirements, including:

  •
  registration as an investment company;

  •
  adoption of a specific form of corporate structure; and

  •
  reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

        We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trust agent only in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to that act, compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

        There is currently no market for our securities. Therefore, you cannot benefit from information about prior market history as to your decisions to invest. In addition, the price of the securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Furthermore, an active trading market for our securities may never develop or, if developed, may not be maintained. An active and orderly trading market will depend on the existence, and individual decisions, of willing buyers and sellers at any given time. We will not have any control over these factors. If an active trading market does not develop or is sporadic, this may hurt the market value of our units and make it difficult to buy or sell units on short notice. We cannot assure you that if you purchase units in the offering you will later be able to sell them at or above the purchase price.

Risks associated with the global beverage alcohol industry

The beverage alcohol industry is regulated by federal, state and local laws which may affect our ability to complete a business acquisition on a timely basis.

        The manufacture, distribution and sale of products in the beverage alcohol industry is subject to and governed by various federal, state and local laws. In the United States, federal law has established what is known as the three tier system, with tier one comprised of suppliers who produce alcohol-based beverages, tier two comprised of distributors of alcohol-based beverages and tier three comprised of all retail sellers of alcohol-based beverages. The laws in other countries vary with some countries being more restrictive than the United States while others are less restrictive. Licensing and permits are often required in the United States and other countries, and change of control procedures will often apply requiring new owners to seek new licenses or permits. We do not have the ability to control regulatory provisions in either the U.S. or in foreign jurisdictions or their application to our efforts to identify and complete a business combination. We believe it may be more difficult to complete a business combination in a regulated industry, such as the beverage alcohol industry, than completing a business combination in an unregulated industry as a result of applicable regulatory approvals or similar procedural requirements.

More stringent regulations applicable to the alcohol-based beverage industry could adversely affect our ability to be successful following a business combination.

        Any future changes in federal, state and local regulations of the beverage alcohol industry are beyond our control and future regulatory changes affecting the production, distribution and sale of alcohol-based beverages could have a material adverse effect on us. Upon completion of our business combination in the beverage alcohol industry, we may not be able comply with all applicable governmental regulations or the conditions of licenses or permits we may receive. Should we fail to comply, we may have our licenses and permits suspended or revoked which could have a material adverse effect on our business.

The beverage alcohol industry is highly competitive, and we may not be able to successfully compete with others with greater financial resources.

        At all levels or tiers in the beverage alcohol industry, competition is very strong with some competitors having substantial advantages over others due to greater financial resources, more established businesses, long-standing customer and supplier relationships, worldwide sales and distribution networks, experienced and deep management teams, etc. Following a business combination with a company in the beverage alcohol industry, we may not have the financial resources to successfully compete with larger organizations exhibiting some or all of the foregoing characteristics.

The beverage alcohol industry has become the subject of considerable attention which could result in further regulation and less consumption of alcohol-based beverages.

        Considerable societal and political attention has been given in recent years to the beverage alcohol industry as a result of growing public concern over alcoholic beverage-related problems, including underage drinking, alcoholism, and health consequences from the abuse of alcohol. Some jurisdictions have adopted measures to attempt to deal with some of these concerns, including more stringent driving under the influence of alcohol laws and more restrictive regulations regarding advertising and zoning for businesses that sell alcohol-based beverages. These measures could have the effect of reducing the consumption of alcohol-based beverages and could have a material adverse effect on our business if we were dependent on the sale of such beverages in jurisdictions where these measures had been taken or put into place.

Direct shipment to retail customers of alcohol-based beverages has been the subject of a number of legal and regulatory decisions in recent years. Our business could be adversely affected if we were dependent on the continued protection provided by the three tier system.

        Recent court or regulatory decisions have reduced or eliminated requirements that alcoholic-based beverages be purchased or sold through the three tier system of suppliers, distributors and retailers. For example, the U.S. Supreme Court recently reduced restrictions on the ability of consumers to purchase wine or other alcoholic-based beverages across state lines and directly from the suppliers. Many suppliers are establishing direct marketing programs to take advantage of new opportunities provided by some of these recent rulings. Several large retailers are seeking the ability to purchase alcohol-based beverages directly from suppliers and there have been some court rulings in favor of such retailers. If we entered the alcohol-based beverage industry as a distributor, our business could be adversely affected by these decisions if more direct purchases were allowed by consumers and retailers.

USE OF PROCEEDS

        We estimate that the net proceeds of this offering, as well as the funds we will receive from the sale of the insider warrants (all of which will be deposited into the trust fund), will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds(1)
Offering	$60,000,000	$69,000,000
Proceeds from insider warrant purchase	1,700,000	1,700,000

Total gross proceeds	61,700,000	70,700,000
Offering expenses(2)
Underwriting discount (7% of gross proceeds, 5% of which is payable at closing and 2% of which is payable upon consummation of a business combination)(3)	4,200,000	4,830,000
Legal fees and expenses	250,000	250,000
Miscellaneous expenses	47,698	47,698
Printing and engraving expenses	65,000	65,000
American Stock Exchange filing and listing fee	70,000	70,000
Accounting fees and expenses	40,000	40,000
SEC registration fee	13,862	13,862
NASD filing fee	13,440	13,440

Total estimated expenses	4,700,000	5,330,000
Total net proceeds	57,000,000	65,370,000
Proceeds held in trust
Net proceeds from the offering and insider warrant purchase	57,000,000	65,370,000
Contingent Underwriting Discount	1,200,000	1,380,000

Total proceeds held in trust	$58,200,000	$66,750,000

Use of line of credit proceeds not held in trust and interest income(4)	Amount	Percentage
Payment of administrative fee to eSkye Solutions, Inc. ($7,500 per month for 24 months)	$180,000	10.3%
Legal, accounting and other third party expenses attendant to the due diligence investigation, structuring and negotiation of an initial business combination	500,000	28.6
Due diligence of prospective target businesses by our officers, directors and initial stockholders	500,000	28.6
Legal and accounting fees relating to SEC reporting obligations	200,000	11.4
Working capital to cover miscellaneous expenses, D&O insurance, taxes and reserves	370,000	21.1

Total	$1,750,000	100.0%

(1)
Excludes the $100 payment from Morgan Joseph for its purchase option, proceeds from the sale of Units under the purchase option and the proceeds from the exercise of any Warrants.

(2)
Approximately $35,000 of the offering expenses, including the SEC registration fee, the NASD filing fee, the non-refundable portion of the American Stock Exchange filing fee and a portion of the legal and audit fees, have been paid from the funds we received pursuant to a line of credit provided by Taliera Holdings. These funds will be repaid, with any accrued interest, at the completion of this offering.

(3)
For purposes of presentation, the underwriting discounts are reflected as the total amount payable to the underwriters, including the Contingent Underwriting Discount of $1,200,000, or $1,380,000 if the over-allotment option is exercised in full, which will be deposited in trust following the consummation of the offering, and which is payable to the underwriters only if and when we consummate a business combination.

(4)
All of the net proceeds of the offering will be deposited in trust upon consummation of the offering. Our working capital requirements will primarily be provided to us from the $1,000,000 revolving line of credit that Taliera Holdings is providing us as described below. In addition, once the $1.0 million line of credit is fully drawn, up to $750,000 of interest income earned on the amounts held in the trust account will be available to us to supplement our working capital requirements. For purposes of presentation, the amounts are estimates only and actual expenditures may vary materially.

        In addition to the offering of units by this prospectus, Taliera Holdings has committed to purchase the insider warrants (for an aggregate purchase price of $1,700,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the insider warrants. All of the proceeds we receive from this purchase will be placed in the trust fund described below.

        $57,000,000, or $65,370,000 if the over-allotment option is exercised in full, of net proceeds of this offering, including the $1,200,000 we will receive from the sale of the insider warrants, will be placed in a trust account at Smith Barney, a division of Citigroup Global Markets, Inc., maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. This amount includes a portion of the underwriting discounts and commissions payable to the underwriters in this offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination and have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. The funds held in trust will be invested only in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest income that may be released to us to cover any amounts we may need to pay our income or other tax obligations, and except for up to $750,000 of interest income that may be used to meet our working capital requirements once the $1.0 million line of credit from Taliera Holdings is fully drawn, the proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination.

        The payment to eSkye Solutions, Inc., an affiliate of Mr. Johnston and Mr. Wallin, of a monthly fee of $7,500 is for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by eSkye Solutions, Inc. for our benefit and is not intended to provide Messrs. Wallin or Johnston compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Indianapolis metropolitan area, that the fee charged by eSkye Solutions, Inc., is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders. Other than the $7,500 per month administrative fee, no compensation of any kind (including finder's, consulting or other similar fees) will be paid to Taliera Holdings or any of our existing officers, directors, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination. However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to "Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination," "Due diligence of prospective target businesses" and "Working capital to cover miscellaneous expenses, D&O insurance, taxes and reserves." Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

        Taliera Holdings has agreed to provide us with a limited recourse revolving line of credit under which we may have up to $1,000,000 of outstanding borrowings at any time. The revolving line of credit terminates upon the earlier of the completion of a business combination or our liquidation. The revolving line of credit bears interest at the rate of 8% per annum. Other than for certain advances to pay costs directly related to the offering, principal and interest owed by us under the line of credit will be payable only if we consummate a business combination. None of the net proceeds from the offering will be available for our working capital requirements, although we will be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe, and up to an aggregate of $750,000, to fund our working capital requirements once the line of credit has been fully drawn. Accordingly, we intend to use these funds to pay for our working capital requirements. We believe that such funds will be sufficient to cover our expenses and reimbursement costs. We could use a portion of the funds available to us to pay to consultants to assist us with our search for a target business. We could also use a portion of the funds available to us as a down payment or to fund a "no-shop" provision (a provision in letters of intent designed to keep target businesses from "shopping" around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a "no-shop" provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, conducting due diligence with respect to, or completing a business combination with, a potential target business.

        To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business' operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders' fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust fund were insufficient to cover such expenses.

        Taliera Holdings has made available to us a total of $180,000 under the $1,000,000 line of credit, which will be drawn, as necessary, to pay the expenses of this offering as referenced in the line items above for the SEC registration fee, the NASD filing fee, the non-refundable portion of the American Stock Exchange filing fee and a portion of legal and audit fees and expenses. This advance under the line of credit will be repaid, with any accrued interest, at the completion of this offering.

        We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts we can receive from the trust account) to operate for the next 24 months, assuming that a business combination is not consummated during that time.

        A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder converts such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DILUTION

        The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus or the insider warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

        At December 31, 2006, our net tangible book value was a deficiency of $319,646, or approximately $(0.17) per share of common stock. After giving effect to the sale of 7,500,000 shares of common stock included in the units we are offering by this prospectus and the private placement of insider warrants, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the insider warrants, our pro forma net tangible book value at December 31, 2006 would have been $45,583,046 or $5.79 per share, representing an immediate increase in net tangible book value of $5.96 per share to the existing stockholders and an immediate dilution of $2.21 per share or 28% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $11,394,300 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders (but not our existing stockholders) may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account (which includes $1,200,000 in deferred underwriting discounts and commissions) as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

        The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the insider warrants:

Public offering price		$8.00
Net tangible book value before this offering	$(0.17)
Increase attributable to new investors and private placement sales	5.96

Pro forma net tangible book value after this offering		5.79

Dilution to new investors		$2.21

        The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration
					Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholders(1)	1,875,000	20.0%	$25,000	0.04%	$0.013
New investors	7,500,000	80.0%	$60,000,000	99.96%	$8.00

	9,375,000	100.0%	$60,025,000	100.00%

(1)
Includes 37,500 shares of restricted stock issued to two of our independent directors in July 2006 and 18,750 shares of restricted stock issued to one of our independent directors in October 2006.

        The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(319,646)
Proceeds from this offering assuming payment of deferred underwriting expenses	55,300,000
Proceeds from sale of insider warrants	1,700,000
Offering costs paid in advance and excluded from net tangible book value before this offering	296,992
Less: Proceeds held in trust subject to conversion to cash ($57,000,000 × 19.99%)(1)	(11,394,300)

$45,583,046

Denominator:
Shares of common stock outstanding prior to this offering	1,875,000 (2)
Shares of common stock included in the units offered	7,500,000
Less: Shares subject to conversion (7,500,000 × 19.99%)	(1,499,250)

7,875,750

(1)
Excludes the deferred underwriting discounts and commissions ($0.16 per unit) which may be distributed to public stockholders if they seek conversion of their shares upon consummation of a business combination.

(2)
Includes 37,500 shares of restricted stock issued to two of our independent directors in July 2006 and 18,750 shares of restricted stock issued to one of our independent directors in October 2006.

CAPITALIZATION

        The following table sets forth our capitalization at December 31, 2006 and as adjusted to give effect to the sale of our units and insider warrants and the application of the estimated net proceeds derived from the sale of such securities:

	December 31, 2006 (unaudited)
	Actual	As Adjusted(1)
Advance-Affiliate	$50,000	—

Common stock, $.0001 par value, -0- and 1,499,250 shares which are subject to possible conversion, shares at conversion value		$11,394,300	(2)

Stockholders' equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $.0001 par value, 22,000,000 shares authorized; 1,875,000 shares issued and outstanding, actual; 7,875,750 shares issued and outstanding (excluding 1,499,250 shares subject to possible conversion), as adjusted	188	788
Additional paid-in capital	24,906	45,630,006
Deficit accumulated during the development stage	(47,748)	(47,748)

Total stockholders' equity (deficit):	(22,654)	$45,583,046

Total capitalization	$27,346	$56,977,346

(1)
Includes $1,700,000 that we will receive from the sale of the insider warrants.

(2)
Excludes the deferred underwriting discounts and commissions ($0.16 per unit) which may be distributed to public stockholders if they seek conversion of their shares upon consummation of a business combination.

        If we consummate a business combination, the conversion rights afforded to our public stockholders (but not our existing stockholders) may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account (which includes $1,200,000 in deferred underwriting discounts and commissions), inclusive of any interest thereon and not previously released to us to pay for our tax obligations, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        We were formed on June 28, 2006 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. There are no limitations on our ability to incur debt or issue equity securities in order to consumate a business combination. The issuance of additional shares of our capital stock:

  •
  may significantly reduce the equity interest of our stockholders;

  •
  may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

  •
  will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

  •
  may adversely affect prevailing market prices for our common stock.

        Similarly, if we issue debt securities, it could result in:

  •
  default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

  •
  acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

  •
  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

  •
  our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

        We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

        We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $500,000 and underwriting discounts of approximately $4,200,000, or $4,830,000 if the over-allotment option is exercised in full, and including the $1,700,000 to be received by us from the sale of the insider warrants described further below, will be approximately $57,000,000, or $65,370,000 if the over-allotment option is exercised in full. However, the underwriters have agreed that $1,200,000 of the underwriting discounts and commissions due will not be payable unless and until we consummate a business combination. Accordingly, $58,200,000, or $66,750,000 if the over-allotment option is exercised in full, of the net proceeds of this offering will be held in trust. We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account (excluding the deferred underwriting discounts and commissions), to acquire a target business. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business' operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders' fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust fund were insufficient to cover such expenses.

        We believe that, upon consummation of this offering, the funds available to us from the revolving line of credit provided by Taliera Holdings along with the up to $750,000 of interest income earned on the funds held in trust account which may be released to us after the line of credit is fully drawn, will be sufficient to allow us to operate for the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately $180,000 for the administrative fee payable to eSkye Solutions, Inc. ($7,500 per month for 24 months), $500,000 of expenses for legal, accounting and other third party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $500,000 of expenses for the due diligence and investigation of a target business by our officers, directors and initial stockholders, $200,000 of expenses in legal and accounting fees relating to our SEC reporting obligations, and $370,000 for general working capital that will be used for miscellaneous expenses, taxes and reserves, including approximately $75,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

        We are obligated, commencing on the date of this prospectus, to pay to eSkye Solutions, Inc., an affiliate of Messrs. Johnston and Wallin, a monthly fee of $7,500 for general and administrative services.

        Taliera Holdings (which is owned by certain of our officers and directors) has also committed to purchase 1,416,667 warrants at $1.20 per warrant (for an aggregate purchase price of $1,700,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering.

        Taliera Holdings has agreed to provide us with a limited recourse revolving line of credit under which we may have up to $1,000,000 of outstanding borrowings at any time. The revolving line of credit terminates upon the earlier of the completion of a business combination or our liquidation. The revolving line of credit bears interest at the rate of 8% per annum. Principal and interest owed by us under the line of credit will be payable only if we consummate a business combination except for the repayment of up to $180,000 in principal advanced prior to this offering to pay the expenses of this offering.

        Taliera Holdings has made available to us a total of $180,000 under the $1,000,000 line of credit, which will be drawn, as necessary, to pay the expenses of this offering, including the SEC registration fee, the NASD filing fee, the non-refundable portion of the American Stock Exchange filing fee and a portion of legal and audit fees and expenses. This advance under the line of credit will be repaid, with any accrued interest, at the completion of this offering.

        We have agreed to issue to the representative of the underwriters, for $100, an option to purchase up to a total of 550,000 units. We estimate that the fair value of this option is approximately $1,473,000 ($2.67 per unit underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to the representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 44.2%, (2) risk-free interest rate of 5.06% and (3) expected life of four years.

PROPOSED BUSINESS

Introduction

        We are a blank check company incorporated under Delaware law, on June 28, 2006 in order to serve as a vehicle for the acquisition of an operating business. Our efforts to identify a prospective target business will not be limited to a particular industry, although we intend to focus our search on target businesses operating in the global beverage alcohol industry. We have not, nor has anyone on our behalf, contacted directly or indirectly any potential businesses for potential acquisition or had any discussions with the owners of any such businesses or their representatives. No prospective targets are under consideration nor have we engaged any agent or other representative to identify any possible business combination targets.

Our Proposed Business

        We intend to leverage the experience of our management team to focus on opportunities in the global beverage alcohol industry. We believe the global beverage alcohol industry has many attractive features for Taliera to consummate its business combination including (i) a favorable industry landscape, (ii) attractive business characteristics and (iii) a favorable regulatory environment.

Favorable Industry Landscape

  •
  Fragmented Industry—The global beverage alcohol industry remains fragmented when compared to other consumer products distribution, brands and retail industries. Though there has been significant consolidation in the industry already, we believe the wine and spirits sectors in particular remain highly fragmented and are ripe for consolidation.

  •
  Relatively Stable Business Cycle—We believe the global beverage alcohol industry is characterized by a relatively stable business cycle. For example, during periods of overall economic strength, the premium segment of the industry generally outperforms the volume segment although the volume segment typically does well also. During periods of economic weakness, certain portions of the restaurant and bar business is generally adversely affected, but we believe that consumers typically are loyal to their brand of preference. As a result, overall volumes remain fairly consistent although the channel through which it flows may vary.

  •
  Continuing Shift from Lower Priced to Premium Brands—Over the last 18 years, there has been a meaningful shift away from lower grade, lower priced beer, wine and spirits towards premium branded products. We believe this trend is adversely affecting the major beer players, but is creating attractive opportunities in niche segments, best served by smaller companies.

  •
  Ownership Succession Issues—Ownership or family succession issues are frequently part of reason for sale of private enterprises. Many of the companies operating in the global beverage alcohol industry are private family-owned companies. Given the closed nature of the business, access to capital has been a limiting factor for many family owned companies. While the largest brand owners are typically public entities, there are many smaller and mid-tier players who lack the capital to expand and leverage their position in the market. We believe our management team's experience and reputation in the industry will be viewed as attractive by many prospective sellers.

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  Industry Consolidation—The continued consolidation of suppliers is putting more competitive pressure on distributors and smaller brand owners. We believe this creates an environment of opportunity for Taliera to purchase or partner with brand companies. It also means there are opportunities to be acquired by larger players in the future. Recent consolidations or brand purchases include:

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    Diageo was formed through the merger of Grand Metropolitan and Guinness;

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    Diageo's and Pernod Ricard's purchase of Seagram's;

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    Constellation's purchase of Mondavi and Vincor;

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    Fosters' purchase of Southcorp;

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    Pernod Ricard's and Fortune Brands' purchase of Allied Domecq;

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    Bacardi's purchase of Grey Goose; and

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    V&S' acquisition of Cruzan Rum.

Attractive Business Characteristics

  •
  Receivables Collection—Distributors receivables are collectible by law. In many cases invoices are required to be paid "cash on delivery." We believe this creates an environment with very limited credit risk for all three tiers within the industry (suppliers, distributors, and retailers).

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  Favorable Inventory Characteristics—Inventory generally maintains its value over time and in some cases increases in value over time. We believe this reduces the risk of owning inventory, provides for less costly inventory financing and generally makes the industry an attractive area in which to invest.

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  Strong Profit Margins—There are attractive profit margins for many products in the global beverage alcohol industry, particularly for premium brands. This segment has been consistently growing for approximately two decades and we believe it will continue to do so and that the attractive margins of such brands are sustainable.

Favorable Regulatory Environment

  •
  Barriers to Entry—The regulatory environment in the beverage alcohol industry in the U.S. provides certain protections to industry participants. These protections have in the past created significant barriers to entry conducive to strong economic returns. We believe Taliera will be well positioned entering the industry based on our management team's extensive industry experience and contacts.

  •
  Challenges to the regulatory system—While in contrast to the benefits described above, we believe certain challenges to the current regulatory environment will also create opportunities for market entry as existing players reassess their protected status.

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  Granholm v. Heald—A recent U. S. Supreme Court ruling created an environment that is reducing restrictions on direct to consumer sales in various states, which included, in many instances, the direct shipment of wine to consumers across state lines.

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  Costco Wholesale Corporation v. Washington State Liquor Control Board—In a recent court challenge to the three tier regulatory system in the State of Washington, all rulings thus far have favored Costco, thereby further opening the market for brands to explore alternative routes to market depending brand profile and consumer segment.

  Both of these are examples of a general movement towards liberalization of the regulatory framework in beverage alcohol. This is causing concerns to established players as well as opportunities to potentially enter the industry through a business combination at an attractive price.

Our Investment Strategy

        The experience and expertise of our management team will be the foundation of our investment strategy. We will endeavor to target possible business combination targets that include the following characteristics:

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  Well established or promising brands;

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  "Orphan" brands within large corporate portfolios;

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  Distribution/service companies operating in attractive geographic areas;

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  Family-owned companies with succession-planning challenges; and

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  Organizations with strong management but limited resources and opportunities.

        We also believe that our management team and Board of Directors have relationships that may lead to possible business combinations, will be attractive to owners of potential targets and that will prove important to our ability to operate successfully following the completion of one or more business combinations. We also believe that these relationships will give us a competitive advantage over other possible suitors for these potential business combination targets.

Our Management Team

        Our management team consists of four executives with extensive experience in building and managing successful companies in the beverage industry.

  •
  S.K. Johnston III, our Chairman of the Board, has held key executive positions in his 27 year career with Coca-Cola Enterprises Inc., including Executive Vice President and Chief Strategy and Business Development Officer and he currently serves as a Director. In addition to his career with Coca-Cola Enterprises, Mr. Johnson brings extensive board and general business experience, serving as a director of Krystal Company, Southern Screens Entertainment LLC, MetaTak International Inc. and eSkye Solutions, Inc.

  •
  J. Smoke Wallin, our Chief Executive Officer, has 18 years of beverage industry experience. Mr. Wallin served as Executive Vice President, Chief Financial Officer and a Director of National Wine and Spirits, Inc. He served as Chairman and President of the Wine & Spirits Wholesalers of America. Mr. Wallin also founded eSkye Solutions, Inc., a leading software and services provider to the global beverage industry, and has served as its Chairman and Chief Executive Officer since inception, raising over $60 million of equity financing. Mr. Wallin has extensive experience in, and important relationships within the beverage alcohol industry.

  •
  Donald C. Hammond, our Executive Vice President of Sales and Market Operations, has 30 years of beverage industry experience. Mr. Hammond has held several executive positions with major wholesalers and suppliers, including Drinks Americas, McCormick Distilling, Columbia Distributing Company, National Wine and Spirits, Inc., United Distillers/Schenley Industries, Monarch Beverage Company, and E & J Gallo Winery. Mr. Hammond has extensive experience in, and important relationships within the beverage alcohol industry.

  •
  Andrew M. A. Lobo, our Senior Vice President of Strategy & Business Development, has held various management positions with Sports Authority Inc., eSkye Solutions, Inc., Coca-Cola Enterprises and The Seagram Company Ltd. Prior to serving with eSkye, Mr. Lobo served as an executive with the Coca-Cola Enterprises where he advised senior management on the PMI plan for their acquisition of certain non U.S. beverage businesses of Cadbury Schweppes. Prior to serving with Coca-Cola Enterprises, Mr. Lobo worked at The Seagram Company Ltd., performing financial, production, and distribution audits for the company's global operations following the acquisitions of Martel and Tropicana.

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  Two of our independent directors, Messrs. Cheek and Frost, also bring years of experience and important relationships in the beverage alcohol industry. Mr. Cheek has over 15 years experience in the beverage alcohol industry, most recently serving as President of Brown-Forman Global Spirits. Mr. Frost has 23 years experience in the beverage industry, most recently serving as President of Seagram Company Ltd. for Europe.

  •
  Our third independent director, Eric D. Todd, adds his years of financial expertise, including his investment and risk management positions with Forethought Financial Services, Inc. and Conseco Capital Management, Inc. and his management and financial consulting activities both individually and through Kesbridge Financial Corp.

        Our management team may act in concert with another person or group to effectuate a business combination. However, management does not currently have any agreements, understandings or arrangements in place to invest alongside another entity.

Effecting a business combination

  General

        We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

  We have not identified a target business or target industry

        Although we intend to focus our search on companies in the global beverage alcohol industry, we are not restricted to this industry. None of our officers, directors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

        Subject to the limitations that a target business has a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

  Sources of target businesses

        We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder's fee, consulting fee or other compensation to be determined in an arm's length negotiation based on the terms of the transaction. In no event, however, will any of our existing officers, directors or stockholders, or any entity with which they are affiliated, be paid any finder's fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

  Selection of a target business and structuring of a business combination

        Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management will consider, among other factors, the following:

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  financial condition and results of operation;

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  growth potential;

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  experience and skill of management and availability of additional personnel;

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  capital requirements;

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  competitive position;

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  barriers to entry;

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  stage of development of the products, processes or services;

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  degree of current or potential market acceptance of the products, processes or services;

  •
  proprietary features and degree of intellectual property or other protection of the products, processes or services;

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  regulatory environment of the industry; and

  •
  costs associated with effecting the business combination.

        These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, we will not continue negotiations with such target business.

        The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

  Fair market value of target business

        The target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings and cash flow and book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

  Lack of business diversification

        Our business combination must be with a target business or businesses which satisfies the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

  •
  subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

  •
  result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

  Limited ability to evaluate the target business' management

        Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that Mr. Wallin, Mr. Hammond and Lobo will remain in a senior management or advisory position with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of Messrs. Wallin, Hammond, Lobo and Johnston may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

        Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

  Opportunity for stockholder approval of business combination

        Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate life.

        In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

        In connection with the vote required for any business combination, Taliera Holdings has agreed to vote the initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the aftermarket by Taliera Holdings or any of our officers and directors. Accordingly, they may vote these shares on a proposed business combination any way they choose. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

  Conversion rights

        At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Taliera Holdings and our officers and directors will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether, in the case of Taliera Holdings, included in the initial shares or, in either case, purchased by them in this offering or in the aftermarket. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share conversion price would be $7.76, or $0.24 less than the per-unit offering price of $8.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants they still hold.

        We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, both exercise their conversion rights and vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which no more than 19.99% of the public stockholders may exercise their conversion rights and the business combination will still go forward. We do not have the ability to reduce this conversion rights threshold.

        Investors in this offering who do not sell, or who receive less than $0.24 of net sales proceeds for, the warrant included in the units, or persons who purchase common stock in the aftermarket at a price in excess of $7.76 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

  Liquidation if no business combination

        Our amended and restated certificate of incorporation provides that we will continue in existence only until                        , 2009 [twenty four months from the date of this prospectus]. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate life by                        , 2009 [twenty four months from the date of this prospectus] as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

        If we are unable to complete a business combination by                        , 2009 [twenty four months from the date of this prospectus], we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution.

        Taliera Holdings has waived its rights to participate in any liquidation distribution with respect to the initial shares. There will be no distribution with respect to our warrants which will expire worthless. We expect that all costs associated with the implementation and completion of our distribution will be funded by the $1,000,000 line of credit being provided to us by Taliera Holdings, although we cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, we anticipate either our initial stockholders will advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000).

        If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $7.76, or $0.24 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Messrs. Johnston, Wallin and Hammond have personally agreed, pursuant to an agreement with us and the underwriter that, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account. We cannot assure you, however, that they would be able to satisfy those obligations and, as a result, the actual per-share liquidation price could be less than $7.76, plus interest, due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.76 per share.

        Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

        Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Because we will not be complying with the Section 280 procedures, we are required, pursuant to Section 281(b) of the Delaware General Corporation Law to adopt a plan of liquidation and distribution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent ten years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. We cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, we are obligated to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, we believe the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust.

        If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders in our liquidation could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our liquidation. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after                        , 2009 [twenty four months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Competition

        In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately 31 blank check companies that have completed initial public offerings in the United States with more than $2.5 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

  •
  our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

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  our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and

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  our outstanding warrants and option, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

        If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

        We maintain our principal executive offices at 250 E. 96th Street, Suite 415, Indianapolis, Indiana 46240. The cost for this space is included in the $7,500 per-month fee eSkye Solutions, Inc., will charge us for general and administrative services commencing on the effective date of this prospectus pursuant to a letter agreement between us and eSkye Solutions, Inc. We believe, based on rents and fees for similar services in the Indianapolis metropolitan area, that the fee charged by eSkye Solutions, Inc., is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

        We have four executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as he deems necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process our company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect Messrs. Wallin, Hammond and Lobo to devote an average of approximately 10 hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

        We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

        We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

Comparison to offerings of blank check companies

        The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$56,500,000 of the net offering proceeds plus the $1,700,000 we will receive from the sale of the insider warrants will be deposited into a trust account at Smith Barney, a division of Citigroup Global Markets, Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$50,220,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds
The $56,500,000 of net offering proceeds plus the $1,700,000 we will receive from the sale of the insider warrants held in trust will only be invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.
Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds.

Trading of securities issued
The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless Morgan Joseph & Co. informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Morgan Joseph & Co. has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.
No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants
The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust fund has been terminated and distributed.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.
A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline
	Pursuant to our amended and restated certificate of incorporation, our corporate existence will cease 24 months from the date of this prospectus except for the purposes of winding up our affairs and liquidating. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Interest earned on the funds in the trust account

There can be released to us, from time to time, interest earned on the funds in the trust account to pay income and other taxes and up to an aggregate of $750,000 payable to fund expenses related to investigating and selecting a target business (but only once the $1.0 million line of credit being provided by Taliera Holdings is fully drawn). The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.
Release of funds
	Except for any amount that we may need to pay our tax obligations, and up to $750,000 of interest income that may be released to us from the trust account balance to fund our working capital requirements, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination and upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Name	Age	Position
S.K. Johnston III	52	Chairman of the Board
J. Smoke Wallin	40	Chief Executive Officer, Director, Secretary and Chief Financial Officer
Donald C. Hammond	54	Executive Vice President, Sales and Market Operations
Andrew M. A. Lobo	42	Senior Vice President, Strategy & Business Development
Michael V. Cheek	62	Director
Martin J. Frost	56	Director
Eric D. Todd	37	Director

Management and Board of Directors

        S.K. Johnston III, has served as our Chairman since our inception. Mr. Johnston also serves on the Board of Directors of Coca-Cola Enterprises Inc. (NYSE: CCE), the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. After a 27-year career with Coca-Cola Enterprises, Mr. Johnston retired from Coca-Cola Enterprises in 2004, where he last served as Executive Vice President and Chief Strategy and Business Development Officer. Mr. Johnston has also served as a Director of the Krystal Company, a quick service restaurant, MetaTek International Inc., a specialty metal castings company, Southern Screens Entertainment LLC, a real estate development and cinema house business in Argentina, and eSkye Solutions, Inc., a leading software and services provider to the global beverage industry. Mr. Johnston received a bachelor of arts degree from Eckerd College.

        J. Smoke Wallin, has served as our Chief Executive Officer, Chief Financial Officer, Secretary and a Director since our inception. He is also Chairman and Chief Executive Officer of eSkye Solutions, Inc., a company he founded in 1999 and where he raised over $60 million in equity financing.

        From 1998 to 2004, Mr. Wallin was Executive Vice President, Chief Financial Officer, Secretary and a member of the Board of Directors of National Wine and Spirits, Inc., one of the nation's largest wine and spirits distributors. From 2002 to 2004, Mr. Wallin was President and Chairman of the Wine & Spirits Wholesalers of America (WSWA) the national trade association for wine and spirits distribution. In 1994, together with other next generation leaders in the wine and spirits wholesale tier, Mr. Wallin founded and until 1996 served as Chairman of the Counsel for Leadership Development to foster leadership within the WSWA.

        Mr. Wallin received a MBA in Finance, Marketing and Operations from Vanderbilt University-Owen School of Management and a B.S. in Applied Economics and Management from Cornell University. Since 1998, he has served on the Alumni Board of Vanderbilt University's Business School and since 2002, he has chaired the Foundation for Entrepreneurship & Experiential Learning, an affiliate of the Junior Achievement of Central Indiana Foundation. In 2005, Mr. Wallin founded and currently acts as chairman of the Wine Industry Technology Symposium.

        Donald C. Hammond has served as our Executive Vice President of Sales & Market Operations since our inception. Mr. Hammond has a 30 year career in the distilled spirits, wine, and consumer goods industries. He has served in positions with major wholesalers and suppliers, including Drinks Americas, McCormick Distilling, Columbia Distributing Company, National Wine and Spirits, Inc., United Distillers/Schenley Industries, Monarch Beverage Company, and E & J Gallo Winery, as well as various positions at Procter & Gamble. Mr. Hammond's industry experience includes serving as the General Sales Manager of Monarch Beverage Company, a large wine and beer distributor based in Indianapolis, Indiana, from 1981 to 1987. He then became the Eastern Region Manager for The Wine Group, producer of Franzia Wine Taps, from 1987 to 1990. In late 1990, Mr. Hammond served as National Training Director of Schenley Industries in Dallas, Texas. Schenley later became part of Diageo, one of the world's leading drinks company. Mr. Hammond returned to the wholesale tier and became a Corporate Vice President for National Wine and Spirits, Inc. from 1992 to 1994, where he managed the integration of $300 million in acquisitions. In 1994, he was named National Sales Manager for McCormick Distilling Company, the eighth largest U.S. distiller. He served as McCormick's Senior Vice President of Sales and Marketing until 2001. Mr. Hammond also served as a member of McCormick's Board of Directors until 2001. From 2001 to 2003, Mr. Hammond was President and Chief Operating Officer of Columbia Distributing Company, a $400 million dollar beverage distributor with operations in Oregon, Washington and Idaho. In 2003, he became President and Chief Operating Officer of Drinks Americas Holdings. In early 2005, Mr. Hammond formed a national sales company for the beverage alcohol industry and since then has served as a consultant to several private and public companies. Mr. Hammond began his career with Proctor & Gamble in their sales training program.

        Mr. Hammond has a B.S. in Management from Indiana University.

        Andrew M. A. Lobo has served as Senior Vice President of Strategy & Business Development since October 2006. Prior to joining Taliera Corporation, Mr. Lobo was Vice-President of Strategy for The Sports Authority Inc., a retailer of athletic equipment, from 2003 to 2006. Mr. Lobo served as President of Strategy Activation Group from 2001 to 2003. Mr. Lobo also co-founded eSkye Solutions, Inc, and served as the company's President and a member of its Board of Directors from 1999 to 2001. Prior to his tenure with eSkye Solutions, Mr. Lobo served as an executive with The Coca-Cola Company where he served as Director of Human Capital Planning from 1995 to 1999 and previously advised senior management on the acquisition of certain non U.S. beverage businesses of Cadbury Schweppes. Prior to his position with The Coca-Cola Company, Mr. Lobo worked at The Seagram Company Ltd. from 1989 to 1991 performing financial, production, and distribution audits for the company's global operations following the acquisitions of Martel and Tropicana. Mr. Lobo has also served as a strategy consultant for Arthur D. Little, Price Waterhouse, and Arthur Andersen & Company.

        A certified public accountant, Mr. Lobo received a MBA in Finance and Marketing from Vanderbilt University-Owen School of Management and a B.S. in accounting from St. Peter's College.

        Michael V. Cheek has been a Director since our inception. Mr. Cheek retired from Brown-Forman Global Spirits, a division of Brown-Forman Corporation, on January 1, 2004 where he served as Chairman of Finlandia Vodka Worldwide since September 2003. After serving in various management roles at The Coca-Cola Company, E&J Gallo Winery and the Carnation Company and as President of the Heublein Wine Division of Grand Metropolitan, in 1992 Mr. Cheek joined Brown-Forman Global Spirits as Executive Vice President of Spirits Sales, was promoted to President of U.S. Spirits Bands and in 1993 was promoted to President of Brown-Forman North American Spirits. In August 2000, Mr. Cheek became President of Brown-Forman Spirits Worldwide where he served until September 2003. He also serves on the Board of Casa Cuervo, the parent company of Jose Cuervo.

        Mr. Cheek graduated in 1966 from the University of Georgia, Terry College of Business, where he currently lectures as a Distinguished Executive in Residence.

        Martin J. Frost, has been a Director since our inception. Mr. Frost began his career in brand marketing with Lever Brothers in 1975 before joining PepsiCo in 1983, where he became General Manager for the United Kingdom, Ireland, and France, and later the Middle East. From 1989 to 1995, Mr. Frost was Vice President Sales & Marketing of Seagram Europe. From 1995 to 1999, Mr. Frost served as President and Chief Executive Officer of Seagram Europe, Middle East and Africa, and was also a member of the Global Executive Board of Seagram.

        In 1999, Mr. Frost left Seagram to pursue an entrepreneurial career in investments, technology and e-commerce and was appointed Chairman of Infobank. In 1999, he also founded Greystones Group, a financial consulting company focusing on major venture capital projects in the consumer food, drink and confectionary industries. Since 2005, Mr. Frost has also served as Executive Deputy Chairman of Sweet China, PLC, a company established to acquire confectionary businesses in Europe and China.

        Mr. Frost has a PhD in medical research from the University of London and a B.S. with Honors in biological sciences from the University of Leicester.

        Eric D. Todd, CFA, has been a Director since October 2006. Since September 2006, Mr. Todd has served as Senior Vice President, Chief Investment Officer and Risk Management Officer of Forethought Financial Services, Inc., a financial services company engaged primarily in the life insurance and retirement services business. Prior to joining Forethought, Mr. Todd in 2002 founded Kesbridge Financial Corporation, a management services and consulting company. From 1987 to 2002, Mr. Todd served with Conseco Capital Management, Inc., an investment management firm, most recently as Sr. Vice President, Co-Head of Fixed Income. Mr. Todd also serves as a member of the Board of Directors of Avado Brands, Inc., a privately-held company which operates over 100 restaurants in the United States under the brand names Don Pablo's and Hops.

        Mr. Todd is a Chartered Financial Analyst and a member of the CFA Institute. Mr. Todd received B.S. degrees in Finance and Business Administration from Indiana State University. He is currently Interim-Chair of the Finance Committee and Chair of the Asset Allocation Committee of the Indiana State University Foundation.

        Our board of directors is divided into two classes with only one class of directors being elected in each year and, after completion of the offering, each director serving a two year term. Prior to the completion of the offering, the term of office of the first class of directors, consisting of Messrs. Frost, Cheek and Todd will expire at our first annual meeting of stockholders, and the term of office of the second class of directors, consisting of Messrs. Johnston and Wallin, will expire at the second annual stockholders meeting.

        These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. We believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to successfully identify and effect an acquisition.

Executive Compensation

        No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the acquisition of a target business, we will pay eSkye Solutions, Inc., an affiliate of Mr. Johnston, our Chairman of the Board, and Mr. Wallin, a Director and our Chief Executive Officer, Secretary and Chief Financial Officer, a fee of $7,500 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide Messrs. Johnston and Wallin compensation in lieu of a salary. Other than the $7,500 per month administrative fee, no compensation of any kind, including finders, consulting or other similar fees, will be paid to Taliera Holdings, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Director Independence

        The American Stock Exchange requires that a majority of our board must be composed of "independent directors," which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company's board of directors would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director.

        Upon consummation of this offering, Messrs. Frost, Cheek and Todd will be our outside directors, and our board has determined that Messrs, Frost, Cheek and Todd are "independent directors" as defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and the rules of he American Stock Exchange. By independent, we mean a person other than an officer or employee of ours or any other individual having a relationship which, in the opinion of our board would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Director Compensation

        In exchange for their services as our independent directors, Messrs. Cheek, Frost and Todd have each received 18,750 shares of restricted common stock under Restricted Stock Agreements. The shares will vest over a period of three years in equal amounts assuming continuous service as a member of our Board of Directors. Our independent directors will also be entitled to reimbursement of normal and customary out-of-pocket business expenses incurred by them on our behalf. No other compensation of any kind will be paid to our independent directors until a business combination has been consummated. Thereafter, our Board of Directors will adopt a compensation arrangement.

Audit Committee

        Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Mr. Todd, as chairman, and Messrs. Cheek and Frost, each of whom is an independent director under the American Stock Exchange's listing standards. The audit committee's duties, which are specified in our Audit Committee Charter, include, but are not limited to:

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  reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

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  discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

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  discussing with management major risk assessment and risk management policies;

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  monitoring the independence of the independent auditor;

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  verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

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  reviewing and approving all related-party transactions;

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  inquiring and discussing with management our compliance with applicable laws and regulations;

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  pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

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  appointing or replacing the independent auditor;

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  determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Financial Experts on Audit Committee

        The audit committee will at all times be composed exclusively of "independent directors" who are "financially literate" as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define "financially literate" as being able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

        In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication. The board of directors has determined that Mr. Todd satisfies the American Stock Exchange's definition of financial sophistication and also qualifies as an "audit committee financial expert," as defined under rules and regulations of the SEC.

Nominating Committee

        Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Mr. Cheek, as chairman, and Messrs. Todd and Frost, each of whom is an independent director under the American Stock Exchange's listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

        The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

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  should have demonstrated notable or significant achievements in business, education or public service;

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  should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

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  should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person's candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Code of Ethics

        We have adopted a code of ethics that applies to all of our executive officers, directors and employees which satisfies the rules of the American Stock Exchange and federal securities laws. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

        Potential investors should be aware of the following potential conflicts of interest:

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  None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

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  In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

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  Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

  •
  The initial shares owned indirectly by our officers and directors through Taliera Holdings will be released from escrow only if a business combination is successfully completed, and the insider warrants purchased by Taliera Holdings will expire worthless if a business combination is not consummated. Additionally, our directors will not receive liquidation distributions with respect to any of their initial shares. Furthermore, Taliera Holdings has agreed that the insider warrants will not be sold or transferred by it until after we have completed a business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.

  •
  Except for an advance up to $180,000 to pay a portion of the offering expenses, plus accrued interest, the funds borrowed by us under the line of credit being provided by Taliera Holdings will not be repaid unless and until we consummate a business combination. Accordingly, the financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and timely completing a business combination.

  •
  The ability of Taliera Holdings to exercise its insider warrants on a cashless basis may cause our officers and directors who are members of Taliera Holdings to have a conflict of interest in determining when to call the warrants for redemption as they would potentially be able to avoid any negative price pressure on the price of the warrants and common stock due to the redemption through a cashless exercise. Several factors could impact management's determination regarding redemption, including the performance and prospects of any acquired businesses, the market value of our common stock and general market conditions.

  •
  Our officers and directors may enter into consulting or employment agreements with the company as part of a business combination pursuant to which they may be entitled to compensation for their services to be rendered to the company after the consummation of a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, timely completing a business combination and securing the release of their stock from escrow.

  •
  Our directors and officers may purchase shares of common stock as part of this offering or in the aftermarket and would be entitled to vote such shares as they choose on a proposal to approve a business combination.

        In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

  •
  the corporation could financially undertake the opportunity;

  •
  the opportunity is within the corporation's line of business; and

  •
  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

        Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

        In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary or contractual obligations he might have.

        In connection with the vote required for any business combination, Taliera Holdings has agreed to vote the shares of common stock which it owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, Taliera Holdings has agreed to waive its rights to participate in any liquidation distribution with respect to the initial shares. Any common stock acquired by Taliera Holdings or our officers and directors in the offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, these existing stockholders will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

        To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of February 6, 2007 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchases of the units offered by this prospectus), by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our officers and directors; and

  •
  all our officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Percentage of ownership is based on 1,875,000 shares of common stock outstanding as of February 6, 2007, and 9,375,000 shares after the completion of this offering (excluding shares underlying the over-allotment option, the purchase option granted to the Representative and the insider warrants).

	Prior to Offering and Insider Purchases		After Offering and Insider Purchases
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
Taliera Holdings, LLC(2)(3)	1,818,750	97.0%	1,818,750	19.4%
J. Smoke Wallin(2)	1,818,750	97.0%	1,818,750	19.4%
S.K. Johnston, III(2)	1,818,750	97.0%	1,818,750	19.4%
Donald Hammond(2)	1,818,750	97.0%	1,818,750	19.4%
Andrew Lobo(2)	1,818,750	97.0%	1,818,750	19.4%
Martin J. Frost(4)	18,750	1.0%	18,750	*
Michael V. Cheek(4)	18,750	1.0%	18,750	*
Eric D. Todd(4)	18,750	1.0%	18,750	*
All directors and executive officers as a group (7 individuals)(2)	1,875,000	100.0%	1,875,000	20.0%

*
Less than 1%.

(1)
Unless otherwise indicated, the business address of each of the individuals is 250 East 96th Street, Suite 415, Indianapolis, Indiana 46240.

(2)
Mr. Wallin, Mr. Hammond and Mr. Lobo directly own 36.56%, 12.9% and 0.54%, respectively, and Mr. Johnston, Harding Holdings and Lipman Bros., Inc. each directly own 16.67% of the common units of Taliera Holdings, LLC. Messrs. Wallin and Johnston have voting and dispositive power of the 1,818,750 shares directly owned by Taliera Holdings as the sole members of its board of managers.

(3)
Excludes 1,416,667 shares of common stock issuable upon exercise of warrants that Taliera Holdings, LLC has agreed to purchase in a private placement simultaneously with the consummation of the offering as these warrants are not exercisable and will not become exercisable within 60 days.

(4)
These shares were issued in July and October 2006 pursuant to restricted stock agreements and will vest one-third on the first three anniversary dates of the execution of the restricted stock agreements assuming continuous service on the Board.

        Upon consummation of our offering, our directors and officers will indirectly hold up to 20% of our issued and outstanding shares of common stock directly or through Taliera Holdings (assuming that neither Taliera Holdings nor individual officers and directors purchase any units in this offering). None of our existing stockholders, officers and directors has indicated to us that it or he intends to purchase our securities in the offering. Because of the ownership block held by our existing stockholders, such stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

        All of the initial shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until one year after the consummation of a business combination. The initial shares may be released from escrow earlier than this date if, within the first year after we consummate a business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to their initial shares.

        Taliera Holdings (which is owned by certain of our officers and directors, and other investors) has committed to purchase the insider warrants (for an aggregate purchase price of $1,700,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants may be exercisable on a cashless basis at the holder's option so long as such warrants are held by these purchasers or their affiliates. Additionally, Taliera Holdings has agreed that the insider warrants will not be sold or transferred until after we have completed a business combination.

        Taliera Holdings, Messrs. Johnston, Wallin, Hammond and Lobo are our "promoters" as that term is defined under the Federal securities laws.

CERTAIN TRANSACTIONS

        In June 2006, we issued 1,818,750 shares of our common stock to Taliera Holdings, LLC for $25,000 in cash. The common units of Taliera Holdings, LLC are beneficially owned 36.54% by Mr. Wallin, 12.9% by Mr. Hammond, 0.54% by Mr. Lobo and 16.67% each by Mr. Johnston, Harding Holdings and Lipman Bros., Inc. We issued 18,750 shares of restricted common stock to each of Messrs. Frost and Cheek in July 2006 and 18,750 shares of restricted common stock to Mr. Todd in October 2006.

        If the underwriter determines the size of the offering should be increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain Taliera Holdings' ownership at a percentage of the number of shares to be sold in this offering.

        Taliera Holdings will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. Taliera Holdings may elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are released from escrow. In addition, Taliera Holdings has certain "piggy-back" registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

        Taliera Holdings has committed to purchase the insider warrants (for an aggregate purchase price of $1,700,000, or $1.20 per warrant) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants may be exercisable on a cashless basis at the holder's option so long as such warrants are held by Taliera Holdings or its affiliates. Additionally, Taliera Holdings has agreed that the insider warrants will not be sold or transferred by it until after we have completed a business combination.

        eSkye Solutions, Inc., an affiliate of Mr. Johnston, our Chairman of the Board, Mr. Wallin, a Director and our Chief Executive Officer, Secretary and Chief Financial Officer, Harding Holdings and Lipman Bros., Inc., has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay eSkye Solutions, Inc. $7,500 per month for these services. Mr. Wallin is the Chairman, Chief Executive Officer, a director and 4.0% owner of eSkye Solutions, Inc., and Mr. Johnston is a director and 15.4% owner of eSkye Solutions, Inc. Additionally, Harding Holdings and Lipman Bros., Inc. beneficially own 14.4% and 17.1%, respectively. As a result, Messrs. Wallin and Johnston, Harding Holdings and Lipman Bros., Inc. will benefit from the transaction to the extent of their interest in eSkye Solutions, Inc. However, this arrangement is solely for our benefit and is not intended to provide Messrs. Wallin and Johnston compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Indianapolis metropolitan area, that the fee charged by eSkye Solutions, Inc. is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed "independent," we did not have the benefit of disinterested directors approving this transaction.

        Taliera Holdings has agreed to provide us with a limited recourse revolving line of credit under which we may have up to $1,000,000 of outstanding borrowings at any time. The revolving line of credit terminates upon the earlier of the completion of a business combination or our liquidation. The revolving line of credit bears interest at the rate of 8% per annum. Taliera Holdings has made available to us a total of $180,000 under the line of credit, which will be drawn, as necessary, to pay the expenses of this offering, including the SEC registration fee, the NASD filing fee, the non-refundable portion of the American Stock Exchange filing fee and a portion of the legal and audit fees and expenses. This advance under the line of credit will be repaid, with accrued interest, at the completion of this offering.

        We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

        Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder's fees, consulting fees or other similar compensation, will be paid to Taliera Holdings or any of our officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination.

        All ongoing and future transactions between us and Taliera Holdings or any of our officers and directors or their respective affiliates, including loans by Taliera Holdings or our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested "independent" directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested "independent" directors (or, if there are no "independent" directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

        We are authorized to issue 22,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 1,875,000 shares of common stock are outstanding, held by four stockholders of record. No shares of preferred stock are currently outstanding.

Units

        Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless Morgan Joseph & Co. informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K information indicating if Morgan Joseph & Co. has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Common stock

        Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, Taliera Holdings and each of the independent directors has agreed to vote the shares of common stock they own immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the aftermarket by Taliera Holdings or any of our officers and directors. Additionally, Taliera Holdings and our officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

        We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination.

        Our board of directors is divided into two classes, one of which will serve for a term of one year and the other for a term of two years. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

        Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by                        , 2009 [twenty four months from the date of this prospectus], our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, including any interest. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares.

        Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred stock

        Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

        No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

  •
  the completion of a business combination; and

  •
  one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

        We may call the warrants for redemption (including the insider warrants and any warrants issued upon exercise of the unit purchase option issued to Morgan Joseph & Co.),

  •
  in whole and not in part,

  •
  at a price of $.01 per warrant at any time while the warrants are exercisable (which will occur only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current),

  •
  upon not less than 30 days' prior written notice of redemption to each warrant holder, and

  •
  if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

        The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call. Several factors could impact management's determination regarding redemption, including the performance and prospects of any acquired businesses, the market value of our common stock and general market conditions.

        If we call our warrants for redemption, Taliera Holdings would be entitled to exercise its insider warrants for cash or on a cashless basis. In such event, Taliera Holdings would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by Taliera Holdings or its affiliates is because it is not known at this time whether it will be affiliated with us following a business combination. If it remains an insider, its ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, Taliera Holdings could be significantly restricted from selling such securities. As a result, we believe that allowing Taliera Holdings to exercise such warrants on a cashless basis is appropriate.

        The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

        No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

        We have agreed to sell to the underwriter an option to purchase up to a total of 550,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus.

Dividends

        We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

        The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

American Stock Exchange Listing

        There is presently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol TLE.U on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be listed on the American Stock Exchange under the symbols TLE and TLE.WS, respectively.

Shares Eligible for Future Sale

        Immediately after this offering, we will have 9,375,000 shares of common stock outstanding, or 10,500,000 shares if the over-allotment option is exercised in full. Of these shares, the 7,500,000 shares sold in this offering, or 8,625,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Of such shares, (i) 1,818,750 shares would not be eligible for sale under Rule 144 prior to June 30, 2007, (ii) 37,500 shares would not be eligible under Rule 144 prior to July 18, 2007 and (iii) 18,750 shares would not be eligible under Rule 144 prior to October 24, 2007. However, as described below, the Securities and Exchange Commission has taken the position that these securities would not be eligible for transfer under Rule 144. Furthermore, all of the 1,875,000 initial shares have been placed in escrow and will not be transferable until one year after our consummation of a business combination and will be released prior to that date only upon a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities.

  Rule 144

        In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

  •
  1% of the number of shares of common stock then outstanding, which will equal 93,563 shares immediately after this offering (or 104,813 if the over-allotment option is exercised in full); and

  •
  the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

  Rule 144(k)

        Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

  SEC Position on Rule 144 Sales

        The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as "underwriters" under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

  Registration Rights

        The holders of our initial shares and insider warrants will be entitled to registration rights with respect to the initial shares issued and outstanding and the insider warrants, along with the shares of common stock underlying the insider warrants, pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of our initial shares and insider warrants are entitled to make up to two demands that we register these shares. The holders of our initial shares and insider warrants can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, the holders of our initial shares and insider warrants have certain "piggy-back" registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

        In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Morgan Joseph & Co., Inc is acting as representative, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriters	Number of Units
Morgan Joseph & Co. Inc.
GunnAllen Financial, Inc.
Legend Merchant Group, Inc.

Total	7,500,000

        A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

        We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $            per unit and the dealers may reallow a concession not in excess of $            per unit to other dealers.

        Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

  •
  the history and prospects of companies whose principal business is the acquisition of other companies;

  •
  prior offerings of those companies;

  •
  our prospects for acquiring an operating business at attractive values;

  •
  our capital structure;

  •
  an assessment of our management and their experience in identifying operating companies;

  •
  general conditions of the securities markets at the time of the offering; and

  •
  other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no operating results and are not limited to operate in any specific industry.

Over-Allotment Option

        We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,125,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative of the underwriters may exercise the over-allotment option if it sells more units than the total number set forth above.

Commissions and Discounts

        The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per unit	Without option	With option
Public offering price	$8.00	$60,000,000	$69,000,000
Discount(1)	$0.56	$4,200,000	$4,830,000
Proceeds before expenses(2)	$7.44	$55,800,000	$64,170,000

(1)
$1,200,000 of the underwriting discount will not be payable unless and until we complete a business combination. The underwriters have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination.

(2)
The offering expenses are estimated at approximately $500,000.

No discounts or commissions will be paid on the sale of the insider warrants.

Purchase Option

        We have agreed to sell to the representative, for $100, an option to purchase up to a total of 550,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $10.00 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring four years from the date of this prospectus. The option and the 550,000 units, the 550,000 shares of common stock and the 550,000 warrants underlying such units, and the 550,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and "piggy back" rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. We will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

        The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

        Rules of the SEC may limit the ability of the underwriter to bid for or purchase our units before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

  •
  Stabilizing Transactions.    The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $8.00.

  •
  Over-Allotments and Syndicate Coverage Transactions.    The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the underwriters may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

  •
  Penalty Bids.    The representative may reclaim a selling concession from a selected dealer when the units originally sold by the selected dealer is purchased in a stabilizing or syndicate covering transaction to cover short positions.

        Stabilization and covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

        Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the American Stock Exchange, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

        Although we are not under any contractual obligation to engage any of the underwriters to provide services for us after this offering, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. We have no agreement, commitment or understanding with any of the underwriters for assistance in connection with a potential business combination or additional capital raising activities and have no intention of entering into such an agreement, commitment or understanding. If any of the underwriters provides services to us after the offering, we may pay such underwriter fair and reasonable fees that would be determined in an arm's length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless the National Association of Securities Dealers determines that such payment would not be deemed underwriters' compensation in connection with this offering.

Indemnification

        We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

        The validity of the securities offered in this prospectus is being passed upon for us by Ice Miller, LLP, Indianapolis, Indiana. Graubard Miller, New York, New York, is acting as counsel for the underwriter in this offering.

EXPERTS

        The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

TALIERA CORPORATION

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Taliera Corporation

        We have audited the accompanying balance sheet of Taliera Corporation (a corporation in the development stage) as of June 30, 2006, and the related statements of operations, stockholders' equity, and cash flows for the period from June 28, 2006 (date of inception) through June 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Taliera Corporation as of June 30, 2006, and the results of its operations and its cash flows for the period from June 28, 2006 (date of inception) through June 30, 2006, in conformity with United States generally accepted accounting principles.

GOLDSTEIN GOLUB KESSLER LLP

New York, New York
December 21, 2006 except for the last paragraph of Note 3 and Note 8, as to which the date is January 10, 2007

TALIERA CORPORATION
(A Corporation in the Development Stage)

Balance Sheet

	December 31, 2006 (unaudited)	June 30, 2006
ASSETS
CURRENT ASSETS
Cash	$6,861	$25,000
Prepaid expenses	5,000	—

Total Current assets	11,861	25,000

OTHER ASSETS
Deferred offering costs—Note 4	296,992	56,257

TOTAL ASSETS	$308,853	$81,257

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$280,269	$57,457
Accrued Interest—Affiliate	1,238	—
Advance—Affiliate	50,000	—

Total Current liabilities	$331,507	$57,457

COMMITMENTS
STOCKHOLDERS' EQUITY (DEFICIENCY):
Preferred stock, par value of $0.0001, authorized 1,000,000 shares; no shares issued and outstanding	$—	$—
Common stock, par value of $0.0001, authorized 22,000,000; issued and outstanding 1,875,000 and 1,818,750 shares	188	182
Additional paid-in capital	24,906	24,818
Deficit accumulated during the development stage	(47,748)	(1,200)

Total stockholders' equity (deficiency)	(22,654)	23,800

Total Liabilities and Stockholders' Equity	$308,853	$81,257

See notes to financial statements.

TALIERA CORPORATION
(A Corporation in the Development Stage)

Statement of Operations

		For the period from June 28, 2006 (date of inception)
	For the Six Months Ended December 31, 2006 (unaudited)
		Through June 30, 2006	Through December 31, 2006 (unaudited)
Formation and Operating Costs	$45,216	$1,200	$46,416

Interest Expense	1,238	—	1,238

Compensation Expense	94	—	94

Net Loss	$(46,548)	$(1,200)	$(47,748)

Weighted Average Shares Outstanding	1,818,750	1,818,750	1,818,750

Net Loss Per Share	$(0.03)	$(0.00)	$(0.03)

See notes to financial statements.

TALIERA CORPORATION
(A Corporation in the Development Stage)

Statement of Equity (Deficiency)

	For the period from June 28, 2006 (date of inception) to December 31, 2006
	Common Stock
			Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Stockholders' Equity (deficiency)
	Shares	Amount
Common shares issued at June 30, 2006 at $0.013745 per share	1,818,750	$182	$24,818	$—	$25,000
Net loss	—	—	—	(1,200)	(1,200)

Balance at June 30, 2006	1,818,750	182	24,818	(1,200)	23,800

(Unaudited)
Grant of restricted shares on July 18, 2006	37,500	4	(4)		—
Grant of restricted shares on October 24, 2006	18,750	2	(2)		—
Stock based compensation	—	—	94	—	94
Net loss (July 1-December 31)	—	—	—	(46,548)	(46,548)

Balance at December 31, 2006	1,875,000	$188	24,906	$(47,748)	$(22,654)

See notes to financial statements

TALIERA CORPORATION
(A Corporation in the Development Stage)

Statement of Cash Flows

		For the period from June 28, 2006 (date of inception)
	For the Six Months Ended December 31, 2006 (unaudited)	Through June 30, 2006	Through December 31, 2006 (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(46,548)	$(1,200)	$(47,748)
Adjustment to reconcile net loss to net cash used in operating activities
Compensation expense	94	—	94
Changes in operating assets and liabilities:
Increase in prepaid expenses	(5,000)	—	(5,000)
Increase in accrued interest	1,238	—	1,238
Increase in accounts payable and accrued expenses	10,801	1,200	12,001

Net cash used in operating activities	(39,415)	—	(39,415)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of shares of common stock	—	25,000	25,000
Advance from affiliate—line of credit	50,000	—	50,000
Payment of deferred offering costs	(28,724)	—	(28,724)

Net cash provided by financing activities	21,276	25,000	46,276

Net increase (decrease) in cash	(18,139)	25,000	6,861

Cash at beginning of period	25,000	—	—

Cash at end of period	$6,861	$25,000	$6,861

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES:
Accrual of deferred offering costs	$212,011	$56,257	$268,268

See notes to financial statements

Taliera Corporation
(a corporation in the development stage)

Notes to Financial Statements

(information related to December 31, 2006 and the periods then ended is unaudited)

Note 1:  ORGANIZATION, PROPOSED BUSINESS OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a)
Taliera Corporation (the "Company") was incorporated in the State of Delaware on June 28, 2006 as a blank check company for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition or other similar business combination with one or more operating businesses (a "Business Combination"). At December 31, 2006, the Company had not yet commenced any operations. All activity through December 31, 2006 relates to the Company's formation and the proposed public offering described below. The Company has selected June 30 as its fiscal year-end.

(b)
The Company uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expense. Actual results could vary from those estimates.

(c)
Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of temporary differences, aggregating approximately $16,200 and $400 at December 31, 2006 and June 30, 2006 respectively. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at December 31, 2006 and June 30, 2006.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

(d)
Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

(e)
In July 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes", an interpretation of FASB Statement No. 109 ("FIN 48"), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is "more likely than not" that the position is sustainable based on its technical merits. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The Company does not expect FIN 48 will have a material effect on its financial condition or results of operations.

        Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 2:  BUSINESS COMBINATION:

        The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed private placement (the "Private Placement") and public offering (the "Proposed Offering"). The Company's management has broad discretion with respect to the specific application of the net proceeds of the Private Placement and the Proposed Offering, although substantially all of the net proceeds of the Private Placement and the Proposed Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully affect a Business Combination. Upon the closing of the Private Placement and the Proposed Offering, approximately 97% of the net proceeds of the Proposed Offering, after payment of certain amounts to the underwriters, will be held in a trust account ("Trust Account") and invested in government securities or money market funds. The terms of the Trust Account will allow the release to the Company of interest income necessary for the Company to pay its tax obligations and, if the line of credit from Taliera Holdings (see Note 8) has been fully drawn, up to $750,000 to fund expenses related to the consummation of a Business Combination or other working capital requirements.

        The funds in the Trust Account will be distributed to the Company (subject to stockholder claims described below) upon consummation of a Business Combination and can be used to complete the Business Combination or for such purposes as management determines following the Business Combination. The Company's Amended and Restated Certificate of Incorporation will be amended prior to the Proposed Offering to provide that the Company will continue in existence only until 24 months from the Effective Date of the Proposed Offering. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will dissolve and liquidate for the purposes of winding up its affairs. Promptly thereafter, the funds in the Trust Account will be distributed to the stockholders then holding shares issued in the Proposed Offering (the "Public Stockholders") in connection with any plan of distribution and liquidation.

        In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 3).

        The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company's stockholders prior to the Proposed Offering ("Initial Stockholders") have agreed to vote their founding shares of common stock in accordance with the vote of the majority in interest of the Public Stockholders with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

        With respect to a Business Combination, which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account (including interest, net of taxes on such interest, and including the Contingent Underwriting Discount described in Note 6), calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding up to 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

Note 3:  PROPOSED PUBLIC OFFERING AND PRIVATE PLACEMENT:

        The Proposed Offering calls for the Company to offer for public sale up to 7,500,000 units ("Units") at $8.00 per Unit before related expenses. In addition, the Company will grant the representative of the underwriters (the "Representative") of the Proposed Offering an option (the "Over-Allotment Option"), exercisable not later than 45 days after the sale of the Units, to purchase up to 1,125,000 additional Units to cover over-allotments.

        Each Unit consists of one share of the Company's common stock, at $.0001 par value, and one warrant ("Warrant"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a business combination with a target business or one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Warrants may be redeemed by the Company at a price of $.01 per Warrant upon 30 days' notice while the Warrants are exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 day period ending on the third business day prior to the date on which notice of redemption is given. The Company may require that the Warrants be exercised on a cashless basis.

        No Warrants will be exercisable unless at the time of exercise a registration statement relating to shares of common stock issuable upon exercise of the Warrants is effective and a prospectus relating to common stock issuable upon exercise of the Warrants is available and those shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. In addition, holders of the Warrants will not be entitled to net cash settle the Warrant even if the Warrants are not exercisable due to the failure by the Company to maintain an effective registration statement or a prospectus available for use. The Company will have no obligation to settle the Warrants for cash in any event and the Warrants may not be exercised and the Company will not deliver securities therefor in the absence of an effective registration statement or a prospectus available for use. As such, the Company has determined that the Warrants should be classified in stockholders' equity upon issuance in accordance with the guidance of EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.

        The Private Placement calls for the Company to issue 1,416,667 Warrants at a price of $1.20 per Warrant to Taliera Holdings, LLC (an affiliate) in a private placement to occur simultaneously with the closing of the Proposed Offering. The Warrants issued in the Private Placement will be identical to the Warrants underlying the Units issued in the Proposed Offering, except that the Warrants issued in the Private Placement will be subject to restrictions on transfer and will be exercisable on a cashless basis at the option of the holder. If the Warrants are exercisable on a cashless basis the Company will receive less cash. The shares received upon exercise of the Warrants will be unregistered shares.

Note 4:  DEFERRED OFFERING COSTS:

        Deferred offering costs consist of legal, accounting and other fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised or charged to expense if the offering is not completed.

Note 5:  RELATED PARTY TRANSACTIONS:

        The Company has agreed to pay eSkye Solutions, Inc., which is owned by certain of the Company's officers and directors, a fee of $7,500 per month for 24 months for certain administrative, technology, and secretarial services, as well as the use of certain limited office space.

Note 6:  COMMITMENT:

        The Company has a commitment to pay an underwriting discount of 7% of the public offering price to the underwriters at the closing of the Proposed Offering. The underwriters have agreed to deposit 2% of the gross proceeds ($0.16 per Unit) into the Trust Account until the earlier of the completion of a Business Combination or the liquidation of the Trust Account (the "Contingent Underwriting Discount"). The underwriters have further agreed to forfeit any rights to or claims against the proceeds representing the Contingent Underwriting Discount unless the Company successfully completes a Business Combination.

        The Company has also agreed to sell to the Representative for $100 an option to purchase up to a total of 550,000 units at a per-unit offering price of $10. The units issuable upon exercise of this option are identical to those offered by this prospectus. The sale of this option will be accounted for as an equity transaction. Accordingly, there will be no effect on the financial position or results of operations of the Company, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of the sale would be approximately $1,473,000 using an expected life of four years, volatility of 44.2% and a risk-free interest rate of 5.06%. The Company has no trading history, and as a result, it is not possible to value this option based on historical trades. We will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

Note 7:  RESTRICTED STOCK:

        On July 18, 2006, the Company granted 18,750 shares of restricted common stock to each of two directors. An additional 18,750 shares of restricted stock were granted in October 2006 to a third director. These shares will vest over a period of three years in equal amounts assuming continuous service as a member of the Board of Directors. The issuance of the shares will result in a compensation charge of $773 to be recognized over the three year vesting period. The statements of operations for the six months ended December 31, 2006 and from the period of inception through December 31, 2006 include a charge of $94 in connection with the issuance of these restricted shares.

Note 8:  LINE OF CREDIT:

        On June 30, 2006 Taliera Holdings, LLC (affiliate) and the Company entered into a $1,500,000 revolving line of credit that bears interest at 8% per annum and terminates upon the earlier of the completion of a Business Combination or upon the Company's liquidation. On January 10, 2007, Taliera Holdings, LLC and the Company amended and restated the line of credit to reduce the maximum amount to be advanced thereunder from $1,500,000 to $1,000,000. Prior to the completion of the Proposed Offering, Taliera Holdings, LLC has agreed to advance up to $180,000 which will be drawn, as necessary, to pay certain expenses related to the Proposed Offering. Any such advances will be repaid, with accrued interest, from the proceeds of the Proposed Offering. At June 30, 2006 and December 31, 2006, there was $0 and $50,000 advanced to the Company. Related interest expense on this line was $0 and $1,238 for these periods, respectively.

Until                        , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

TALIERA CORPORATION

$60,000,000
7,500,000 Units

PROSPECTUS

GUNNALLEN FINANCIAL
LEGEND MERCHANT GROUP, INC.

                            , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees' fee	$1,000.00	(1)
SEC Registration Fee	13,862.00
NASD filing fee	13,440.00
American Stock Exchange filing and listing fee	70,000.00
Accounting fees and expenses	40,000.00
Printing and engraving expenses	65,000.00
Directors & Officers liability insurance premiums	75,000.00	(2)
Legal fees and expenses	250,000.00
Miscellaneous	46,698.00	(3)

Total	$575,000.00

(1)
In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant's common stock, $2,400 for acting as warrant agent for the registrant's warrants and $1,800 for acting as escrow agent.

(2)
This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3)
This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Officers.

        Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

        Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        "Section 145. Indemnification of officers, directors, employees and agents; insurance.

        (a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        (b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        (g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        (h)   For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Paragraph B of Article Ninth of our second amended and restated certificate of incorporation provides:

        "The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby."

        Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

        (a)   During the past three years, we sold or issued the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Taliera Holdings, LLC	1,818,750
Martin J. Frost	18,750
Michael V. Cheek	18,750
Eric D. Todd	18,750

        The shares sold to Taliera Holdings, LLC were issued on June 30, 2006 in connection with our organization. The shares were issued for an aggregate offering price of $25,000 at an average purchase price of approximately $0.014 per share. The shares issued to Messrs. Frost, Cheek and Todd were issued in exchange for services to be rendered as directors under Restricted Stock Agreements dated July 18, 2006 with respect to Messrs. Frost and Cheek and October 24, 2006 with respect to Mr. Todd. All such shares were issued pursuant to an exemption from registration contained in Section 4(2) of the Securities Act as they were sold or issued either to sophisticated and wealthy individuals each of whom were accredited investors under Rule 501(a) or to an entity wholly-owned by such persons. No underwriting discounts or commissions were paid with respect to such sales.

        On July 28, 2006, Taliera Holdings, LLC committed to purchase from us 500,000 warrants at $1.20 per warrant (for an aggregate purchase price of $600,000). This purchase will take place on a private placement basis simultaneously with the consummation of our initial public offering pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The obligation to purchase the warrants is set forth in a letter agreement dated July 28, 2006 (a copy of which was filed as Exhibit 10.16 to Amendment No. 1 to the Registration Statement on Form S-1) (as agreed by letter dated December 7, 2006 (a copy of which is filed as Exhibit 10.20 to Amendment No. 3 to the Registration Statement on Form S-1)). On December 7, 2006, Taliera Holdings agreed to revise its warrant purchase obligation to 1,000,000 warrants and an aggregate purchase price of $1,200,000 in lieu of its previous agreement to purchase up to $600,000 of warrants in the open market. The only condition to the purchase of the warrants is the closing of our public offering which is outside the control of Taliera Holdings. Accordingly, the investment decision relating to the purchase $600,000 of the warrants was made prior to the filing of the Registration Statement and therefore constitutes a completed private placement under applicable law. The increase in the insider warrants in lieu of the obligation to purchase in the open market also constitutes an investment decision made prior to the filing of the registration statement (modifying only the timing of the investment).

        On January 10, 2007, Taliera Holdings agreed to increase its insider warrant purchase commitment by $500,000 and to amend and restate its line of credit in order to reduce the amount available by an identical amount. Once again, the terms of the insider warrants did not change. The nature of the purchaser, its owners and the offering qualifies the sale for an exemption from registration under Section 4(2) of the Securities Act.

Item 16.    Exhibits and Financial Statement Schedules.

        (a)   The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
1.2	Form of Selected Dealers Agreement.**
3.1a	First Amended and Restated Certificate of Incorporation**
3.1b	Form of Second Amended and Restated Certificate of Incorporation.**
3.2	Amended and Restated Bylaws.**
4.1	Specimen Unit Certificate.**
4.2	Specimen Common Stock Certificate.**
4.3	Specimen Warrant Certificate.**
4.4	Form of Unit Purchase Option to be granted to Representative.**
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Ice Miller LLP.
10.1	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and S.K. Johnston III.**
10.2	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and J. Smoke Wallin.**
10.3	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and Donald C. Hammond.**
10.4	Form of Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and Martin J. Frost.**
10.5	Form of Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and Michael V. Cheek.**
10.6	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and Taliera Holdings, LLC.**
10.7	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.8	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.**
10.9	Form of Letter Agreement between eSkye Solutions, Inc. and Registrant regarding administrative support.**
10.10	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.**
10.11	Subscription Agreement between the Registrant and Taliera Holdings, LLC.**

10.12	Warrant Purchase Agreement among the Registrant, Morgan Joseph & Co. Inc. and Taliera Holdings, LLC.**
10.13	Amended and Restated Revolving Line of Credit between Registrant and Taliera Holdings, LLC.
10.14	Amended and Restated Restricted Stock Agreement between Registrant and Martin J. Frost.*
10.15	Amended and Restated Restricted Stock Agreement between Registrant and Michael V. Cheek.**
10.16	Form of Letter Agreement between Taliera Holdings, LLC and Morgan Joseph & Co. Inc.**
10.17	Form of Letter Agreement among Registrant, Morgan Joseph & Co. Inc. and Eric D. Todd.**
10.18	Restricted Stock Agreement between Registrant and Eric D. Todd.**
10.19	Letter Agreement among the Registrant, Morgan Joseph & Co. and Andrew Lobo.**
10.20	December 7, 2006 Letter Agreement between Taliera Holdings, LLC and Morgan Joseph & Co. Inc.**
10.21	January 10, 2007 Letter Agreement between Taliera Holdings, LLC and Morgan Joseph & Co. Inc.
14	Form of Code of Ethics.**
23.1	Consent of Goldstein Golub Kessler LLP.
23.2	Consent of Ice Miller LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of this Registration Statement).**
24.2	Power of Attorney for Martin J. Frost.**
24.3	Power of Attorney for Eric D. Todd.**
99.1	Form of Audit Committee Charter.**
99.2	Form of Nominating Committee Charter.**

**
Previously filed.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      i.
      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      ii.
      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      iii.
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      i.
      Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

      ii.
      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b )(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          (5)   That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      i.
      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      ii.
      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      iii.
      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      iv.
      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on the 6th day of February, 2007.

TALIERA CORPORATION
By:	/s/ J. SMOKE WALLIN J. Smoke Wallin Chief Executive Officer (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

/s/ S.K. JOHNSTON, III* S.K. Johnston, III	Chairman of the Board	February 6, 2007
/s/ J. SMOKE WALLIN J. Smoke Wallin	Chief Executive Officer, Chief Financial Officer, Secretary and Director (chief executive officer and chief accounting and financial officer).	February 6, 2007
/s/ MARTIN J. FROST* Martin J. Frost	Director	February 6, 2007
/s/ MICHAEL V. CHEEK* Michael V. Cheek	Director	February 6, 2007
/s/ ERIC D. TODD* Eric D. Todd	Director	February 6, 2007
*By:	/s/ J. SMOKE WALLIN J. Smoke Wallin Power of Attorney

QuickLinks

PROSPECTUS SUMMARY
SUMMARY FINANCIAL DATA
RISK FACTORS
USE OF PROCEEDS
DILUTION
CAPITALIZATION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
PROPOSED BUSINESS
MANAGEMENT
PRINCIPAL STOCKHOLDERS
CERTAIN TRANSACTIONS
DESCRIPTION OF SECURITIES
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
TALIERA CORPORATION INDEX TO FINANCIAL STATEMENTS
TALIERA CORPORATION (A Corporation in the Development Stage) Balance Sheet
TALIERA CORPORATION (A Corporation in the Development Stage) Statement of Operations
TALIERA CORPORATION (A Corporation in the Development Stage) Statement of Equity (Deficiency)
TALIERA CORPORATION (A Corporation in the Development Stage) Statement of Cash Flows
Taliera Corporation (a corporation in the development stage) Notes to Financial Statements (information related to December 31, 2006 and the periods then ended is unaudited)
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings.
SIGNATURES